Exhibit 4.2

MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT

SEPTEMBER 30, 2013

BANK OF MONTREAL

and

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

and

COMPUTERSHARE TRUST COMPANY OF CANADA

and

THE BANK OF NEW YORK MELLON

and

KPMG LLP

and

BMO COVERED BOND GP, INC.

and

8429065 CANADA INC.

and

ROYAL BANK OF CANADA

THIS MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT dated on September 30, 2013

(1)

BANK OF MONTREAL, a chartered bank under the Bank Act (Canada) (in its capacity as Issuer, Seller, Servicer, Cash Manager, Intercompany Loan Provider, Account Bank, Interest Rate Swap Provider and GDA Provider);

(2)

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership established under the laws of the Province of Ontario, by its managing general partner, BMO COVERED BOND GP, INC. (in its capacity as the Guarantor));

(3)	THE BANK OF NEW YORK MELLON, a New York banking corporation (in its capacity as Principal Paying Agent, an Exchange Agent, a Registrar and Transfer Agent);

(4)	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, (in its capacity as Bond Trustee and as Custodian);

(5)	8429065 CANADA INC., a corporation incorporated under the laws of Canada, in its capacity as Liquidation GP;

(6)	BMO COVERED BOND GP, INC., a corporation incorporated under the laws of Canada, in its capacity as Managing GP;

(7)	ROYAL BANK OF CANADA, a chartered bank under the Bank Act (Canada) (in its capacity as Stand-By Account Bank and Stand-By GDA Provider); and

(8)	KPMG LLP (in its capacity as Cover Pool Monitor).

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

24 hours (where referred to in Schedule 5 to the Trust Deed) has the meaning given to it in Schedule 5 to the Trust Deed;

48 hours (where referred to in Schedule 5 to the Trust Deed) has the meaning given to it in Schedule 5 to the Trust Deed;

30/360, 360/360 or Bond Basis has the meaning given in Condition 4.5(c)(vi) of the Terms and Conditions;

30E/360 or Eurobond Basis has the meaning given in Condition 4.5(c)(vii) of the Terms and Conditions;

€, Euro or euro means the lawful currency for the time being of the Member States of the European Union that have adopted or may adopt the single currency introduced at the start of the third stage of European Economic Monetary Union pursuant to the Treaty of Rome of 25th March, 1957, as amended by, inter alia, the Single European Act of 1986 and the Treaty of European Union of 7th February, 1992 and the Treaty of Amsterdam of 2nd October, 1997 establishing the European Community;

£, Sterling or sterling means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland;

$, U.S.$, U.S. Dollars or US Dollars means the lawful currency for the time being of the United States of America;

ACT Asset Value has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

ACT Liability Value has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Account Bank means BMO, acting through its office at 1 First Canadian Place, 100 King Street West, Toronto, Canada and any other financial institution which accedes to the Bank Account Agreement as an Account Bank;

Account Bank Required Ratings means the threshold ratings of (i) P-1 (in respect of Moody’s), (ii) A and F1 (in respect of Fitch), and (iii) AA(low) or R-1 (middle) (in respect of DBRS), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Account Bank by the Rating Agencies;

Accountholder has the meaning given in Schedule 2 (Forms of Global and Definitive Covered Bonds, Coupons and Talons) to the Trust Deed;

Accrual Period means, in accordance with Condition 4.5(c)(i) (Business Day, Business Day Convention, Day Count Fractions and other adjustments ) of the Terms and Conditions, the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date;

Accrual Yield means, in relation to a Zero Coupon Covered Bond, has the meaning given in the applicable Final Terms Document;

Accrued Interest means, in relation to any Loan as at any date, interest accrued but not yet due and payable on the Loan from (and including) the Monthly Payment Day immediately preceding the relevant date to (but excluding) the relevant date;

Actual/Actual (ICMA) has the meaning given in Condition 4.5(c)(i) of the Terms and Conditions;

Actual/Actual or Actual/Actual (ISDA) has the meaning given in Condition 4.5(c)(ii) of the Terms and Conditions;

Actual/360 has the meaning given in Condition 4.5(c)(v) of the Terms and Conditions;

Actual/365 (Fixed) has the meaning given in Condition 4.5(c)(iii) of the Terms and Conditions;

Actual/365 (Sterling) has the meaning given in Condition 4.5(c)(iv) of the Terms and Conditions;

Additional Business Centre has the meaning (if any) given in the applicable Final Terms Document;

Adjusted Required Redemption Amount has the meaning given in Schedule 9 to the Guarantor Agreement;

Adjustments has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Advance has the meaning given in Section 2.1 (The Intercompany Loan) of the Intercompany Loan Agreement;

Advance Request has the meaning given in Section 5.1 (Giving of Advance Requests) of the Intercompany Loan Agreement;

Adverse Claim means a lien, security interest or other charge, encumbrance or claim, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge, encumbrance or claim on any mortgaged property subject to any Loan, which, in the reasonable opinion of the Seller does not impair the marketability of such mortgaged property shall not constitute an Adverse Claim;

Affiliate or affiliate means any company which is for the time being an affiliate (within the meaning of the Securities Act (Ontario));

Agency Agreement means the agency agreement dated the Program Date and made between the Issuer, the Guarantor, the Bond Trustee, the Principal Paying Agent, the Exchange Agent, the Registrar and the Transfer Agent;

Agents means the Paying Agents, the Registrar, the Exchange Agent, the Transfer Agents and any Calculation Agent;

Amortization Asset Value has the meaning given in Schedule 3 (Amortization Test) to the Guarantor Agreement;

Amortization Liability Value has the meaning given in Schedule 3 (Amortization Test) to the Guarantor Agreement;

Amortization Test has the meaning given in Schedule 3 (Amortization Test) to the Guarantor Agreement;

Amortised Face Amount has the meaning given to it in Condition 6.7(b) (Redemption and Purchase – Early Redemption Amounts) of the Terms and Conditions;

Annual Accounting Date means December 31 in each year or such other date as the Guarantor may determine;

Annual Cover Pool Monitor Report means the results of the tests conducted by the Cover Pool Monitor in accordance with the Cover Pool Monitor Agreement to be delivered to the Cash Manager, the Guarantor, the Issuer, CMHC and the Bond Trustee;

Applicable Time means a time prior to the Time of Sale such that the Dealer(s) can convey the Final Terms Document of the Covered Bonds to the purchasers thereof at or prior to the Time of Sale;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Bond Trustee under the Trust Deed or the Security Agreement;

Arrangers means Bank of Montreal, London Branch and Barclays Capital Inc.;

in Arrears or in arrears means, in respect of a Loan, that one or more Monthly Payments in respect of such Loan have become due and remain unpaid by a Borrower;

Arrears of Interest means, in relation to a Loan as at any date, the aggregate of all interest and expenses which are due and payable and unpaid on that date;

Asset Coverage Test has the meaning given to it Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Asset Coverage Test Breach Notice means the notice required to be served in accordance with Section 5.1 of the Guarantor Agreement if the Asset Coverage Test has not been met on two consecutive Calculation Dates;

Asset Percentage has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Asset Percentage Adjusted Loan Balance has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Associate means any company which is for the time being an associate (within the meaning of the Securities Act (Ontario));

Authorized Signatory means:

(a)	in relation to the Bank Account Agreement, any authorized signatory referred to in the GDA Account Mandate;

(b)	in relation to the Stand-By Bank Account Agreement, any authorized signatory referred to in the Stand-By Transaction Account Mandate or the Stand-By GDA Account Mandate, as applicable; and

(c)

in all other cases, an officer of the Issuer, or the Guarantor, or such other person appointed by the Issuer or the Guarantor to act as an authorized signatory, in each case as specified in the list of authorized signatories (as amended from time to time) sent to the Bond Trustee pursuant to Section 15.1(f) of the Trust Deed

Available Principal Receipts means, on a relevant Calculation Date, an amount equal to the aggregate of (without double counting):

(a)

the amount of Principal Receipts received during the immediately preceding Calculation Period and credited to the Principal Ledger (but, for the avoidance of doubt, excluding any Principal Receipts received in the Calculation Period commencing on (but excluding) the relevant Calculation Date);

(b)

any other amount standing to the credit of the Principal Ledger including (i) the proceeds of any advances under the Intercompany Loan Agreement (where such proceeds have not been applied to acquire additional Loans and their Related Security, refinance an advance under the Intercompany Loan, invest in Substitution Assets or make a Capital Distribution), (ii) any Cash Capital Contributions and (iii) the proceeds from any sale of Loans and their Related Security or Substitution Assets pursuant to the terms of the Guarantor Agreement or the Mortgage Sale Agreement but excluding any amounts received under the Covered Bond Swap Agreement in respect of principal (but, for the avoidance of doubt, excluding such other amounts received in the Calculation Period commencing on (but excluding) the relevant Calculation Date); and

(c)

following repayment of any Hard Bullet Covered Bonds by the Issuer and the Guarantor on the Final Maturity Date thereof, any amounts standing to the credit of the Pre-Maturity Liquidity Ledger in respect of such Series of Hard Bullet Covered Bonds (except where the Guarantor has elected to or is required to retain such amounts on the Pre-Maturity Liquidity Ledger)

Available Revenue Receipts means, on a relevant Calculation Date, an amount equal to the aggregate of (without double counting):

(a)	the amount of Revenue Receipts received during the immediately preceding Calculation Period and credited to the Revenue Ledger;

(b)

other net income of the Guarantor, including all amounts of interest received on the Guarantor Accounts and the Substitution Assets in the immediately preceding Calculation Period, but excluding amounts received by the Guarantor under the Interest Rate Swap Agreement and in respect of interest received by the Guarantor under the Covered Bond Swap Agreement;

(c)	prior to the service of a Notice to Pay on the Guarantor, amounts standing to the credit of the Reserve Fund in excess of the Reserve Fund Required Amount;

(d)	the amount of any termination payment or premium received from a Swap Provider which is not applied to pay a replacement Swap Provider;

(e)	any other Revenue Receipts not referred to in paragraphs (a) to (d) (inclusive) above received during the immediately preceding Calculation Period and standing to the credit of the Revenue Ledger; and

(f)	following the service of a Notice to Pay on the Guarantor, amounts standing to the credit of the Reserve Fund;

less

(g)	Third Party Amounts, which shall be paid on receipt in cleared funds to the Seller;

Average Fixed Rate Loan Balances has the meaning given to it in the Interest Rate Swap Agreement;

Average Variable Rate Loan Balances has the meaning given to it in the Interest Rate Swap Agreement;

Bank Account Agreement means the bank account agreement entered into on the Program Date between the Guarantor, the Account Bank, the GDA Provider, the Cash Manager and the Bond Trustee;

Bank Act means the Bank Act (Canada);

Banking Act means the Financial Services Act and Legislative Decree No. 385 of 1 September 1993 of the Republic of Italy;

Bearer Covered Bonds means Covered Bonds in bearer form;

Bearer Definitive Covered Bond means a Bearer Covered Bond in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Program Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and the Trust Deed in exchange for either a Temporary Global Covered Bond or part thereof or a Permanent Global Covered Bond (all as indicated in the applicable Final Terms Document), such Bearer Covered Bond in definitive form being substantially in the form set out in the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) or Lead Manager (in the case of syndicated issues) and having the Terms and Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Terms and Conditions by reference as indicated in the applicable Final Terms Document and having the relevant information supplementing, replacing or modifying the Terms and Conditions appearing in the applicable Final Terms Document endorsed thereon or attached thereto and (except in the case of a Zero Coupon Covered Bond in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Bearer Global Covered Bonds means Global Covered Bonds in bearer form, comprising Temporary Global Covered Bonds and Permanent Global Covered Bonds, substantially in the forms set out in Parts 1 and 2, respectively, of Schedule 2 to the Trust Deed;

Beneficial Owner means each actual purchaser of each Covered Bond;

block voting instruction has the meaning given to it in Schedule 5 to the Trust Deed;

BMO means Bank of Montreal, a chartered bank under the Bank Act (Canada), having its registered office at 129 rue Saint-Jacques, Montréal, Québec, Canada H2Y 1L6;

BMO Group means BMO and its Subsidiaries collectively;

BMO Prime Rate means the rate announced from time to time by BMO as its reference rate for the purpose of determining interest rates on Canadian dollar denominated commercial loans made by it in Canada and commonly referred to as its “prime” rate;

Bond Trustee means Computershare Trust Company of Canada, in its capacity as Bond Trustee under the Trust Deed or as trustee under the Security Agreement together with any successor Bond Trustee appointed from time to time;

Borrower means, in relation to a Loan, each Person specified as such in the relevant Mortgage Conditions together with each Person (if any) from time to time assuming an obligation to repay such Loan or any part of it;

Business Day means a day which is both:

(a)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms Document; and

(b)

either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre, or as otherwise specified in the applicable Final Terms Document or (ii) in relation to any sum payable in euro, a day on which the TARGET2 System is open;

Calculation Agency Agreement means, in relation to any Series of Covered Bonds, an agreement in or substantially in the form of Schedule 1 to the Agency Agreement;

Calculation Agent means, in relation to one or more Series of Variable Interest Covered Bonds, the person initially appointed as calculation agent in relation to such Covered Bonds by the Issuer and the Guarantor pursuant to the Agency Agreement or, if applicable, any successor calculation agent in relation to such Covered Bonds;

Calculation Amount, in relation to any Series of Covered Bonds has the meaning given to it in the applicable Final Terms Document;

Calculation Date means the last day of each month;

Calculation Period means the period from (and including) the first day of a month to (and including) the last day of that month, except that the first Calculation Period shall commence on (and include) the first Issue Date under the Program and end on (but exclude) the last day of that month, and the last Calculation Period shall commence on the first day of the month in which the last Series of Covered Bonds matures, and shall end on such maturity date;

Canadian Business Day means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in Toronto;

Canadian Dollars, Canadian $ or cdn $ means the lawful currency for the time being of Canada;

Canadian Dollar Equivalent means in respect of any other amount in another currency, the amount of Canadian Dollars that could be purchased with such amount at the then prevailing spot rate of exchange;

Capital Account Ledger means the ledger maintained by the Managing GP (or the Cash Manager on its behalf) in respect of each Partner to record the balance of each Partner’s Capital Contributions from time to time;

Capital Contribution means, in relation to each Partner, the aggregate of the capital contributed by or agreed to be contributed by that Partner to the Guarantor from time to time by way of Cash Capital Contributions and Capital Contributions in Kind as determined on each Calculation Date in accordance with the formula set out in the Guarantor Agreement;

Capital Contribution Balance means the balance of each Partner’s Capital Contributions as recorded from time to time in the relevant Partner’s Capital Account Ledger;

Capital Contribution in Kind means a contribution by a Partner to the Guarantor other than a Cash Capital Contribution, including contributions of Substitution Assets (up to the prescribed limit), and/or Loans and their Related Security on a fully-serviced basis to the Guarantor (which shall constitute a Capital Contribution equal to (a) the aggregate of the fair market value of those Loans as at the relevant Purchase Date, minus (b) any cash payment paid by the Guarantor for such Loans and their Related Security on that Purchase Date);

Capital Distribution means any return on a Partner’s Capital Contribution in accordance with the terms of the Guarantor Agreement;

Capitalized Arrears means, in relation to a Loan at any date (the determination date), the amount (if any) at such date of any Arrears of Interest in respect of which, on or prior to the determination date, each of the following conditions has been satisfied:

(a)	the Seller (or the Servicer on the Seller’s behalf) acting as a Reasonable Prudent Mortgage Lender has, by arrangement with the relevant Borrower, agreed to capitalise such Arrears of Interest; and

(b)

such Arrears of Interest have been capitalized and added, in the relevant accounts of the Seller (or, if the determination date occurs after the First Purchase Date, the Guarantor), to the principal amount outstanding in respect of such Loan;

Capitalized Expenses means, in relation to a Loan, the amount of any expense, charge, fee, premium or payment (excluding, however, any Arrears of Interest) capitalized and added to the principal amount outstanding in respect of such Loan in accordance with the relevant Mortgage Conditions;

Cash means cash and/or amounts standing to the credit of a bank account, as the context shall require;

Cash Capital Contributions means a Capital Contribution made in cash;

Cash Flow Model Calculation Date means the Calculation Date falling in March, June, September and December of each year (commencing on the Calculation Date falling in the first such month following the First Issue Date);

Cash Management Agreement means the cash management agreement entered into on the Program Date between the Guarantor, the Seller, the Servicer, the Cash Manager, the GDA Provider and the Bond Trustee;

Cash Management Deposit Ratings means the threshold ratings of (i) P-1 (in respect of Moody’s), (ii) F1 or A (in respect of Fitch), and (iii) AA(low) or R-1 (middle) (in respect of DBRS) as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Cash Manager by the Rating Agencies;

Cash Management Services means the services to be provided to the Guarantor and the Bond Trustee pursuant to the Cash Management Agreement;

Cash Manager means BMO in its capacity as cash manager or any successor cash manager appointed from time to time;

Cash Manager Required Ratings means the threshold ratings (i) P-1 (in respect of Moody’s), (ii) BBB+ and F2 (in respect of Fitch), and (iii) BBB (low) (in respect of DBRS) as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default rating) of the Cash Manager by the Rating Agencies;

Cash Manager Termination Event has the meaning given to it in Section 14.1 of the Cash Management Agreement;

CDOR means the Canadian Dollar Offer Rate;

CGCB means a Temporary Global Covered Bond in the form set out in Part 1 of Schedule 2 to the Trust Deed or a Permanent Global Covered Bond in the form set out in Part 2 of Schedule 2 to the Trust Deed, in either case where the applicable Final Terms Document specifies that the Covered Bonds are in CGCB form;

Charged Property means the Collateral charged by the Guarantor pursuant to the Security Agreement;

Clearing Systems means DTC, Euroclear and/or Clearstream, Luxembourg;

Clearstream, Luxembourg means Clearstream Banking, société anonyme or its successors;

Closing Bank means the closing bank agreed between the Issuer, the Guarantor, the Registrar, the Principal Paying Agent and the relevant Dealer pursuant to the Agency Agreement or, as the case may be, the Lead Manager to which the relevant Dealer or, as the case may be, the Lead Manager shall pay the net purchase moneys for an issue of Registered Covered Bonds;

CMHC means Canada Mortgage and Housing Corporation and its successors;

CMHC Guide means the Canadian Registered Covered Bond Programs Guide issued by CMHC on June 27, 2013, as the same may be supplemented, amended or replaced by CMHC from time to time;

Code means the U.S. Internal Revenue Code of 1986;

Collateral has the meaning given in Section 2.01 of the Security Agreement;

Collections means, with respect to any Loan, (a) all funds received after the relevant date in payment of any amounts due under or in respect of such Loan (including, without limitation, all scheduled payments, prepayments, Liquidation Proceeds, finance charges, interest, principal prepayment bonuses, indemnities or penalties and all other charges and all arrears of such amounts), or applied to amounts due under or in respect of such Loan, (b) all cash collections of the Outstanding Principal Balance of such Loan received after the relevant time and all other proceeds of such Loan, (c) all proceeds of insurance policies, if applicable, with respect to the relevant Property to the extent not required by the terms of the relevant policy or the Mortgage Conditions to be applied to repair damages for which they compensate, and (d) all such other amounts received in connection with or relation to the relevant Loan excluding, for greater certainty with respect to the Seller, the Purchase Price received in respect of such Loan pursuant to the terms of the Mortgage Sale Agreement

Commencement Date means the date of this Agreement;

Common Depositary means the common depositary for Euroclear and Clearstream, Luxembourg;

Common Safekeeper means Euroclear Bank SA/NV or any entity so determined pursuant to Section 2.8 of the Agency Agreement;

Companies Act means the Companies Act 1985 or the Companies Act 2006, as applicable, and any regulations made pursuant to those Acts;

Completion means the completion of the sale and purchase of the Initial Portfolio or a New Portfolio pursuant to and in accordance with Section 2 or Section 4, respectively, of the Mortgage Sale Agreement;

Confirmation Letter means:

(a)

in respect of the appointment of a third party as a Dealer for the duration of the Program, the Confirmation Letter substantially in the form set out in [Part 2 of Appendix 3] of the Program Agreement; and

(b)

in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Covered Bonds under the Program, the Confirmation Letter substantially in the form set out in [Part 4 of Appendix 3] of the Program Agreement;

Controlled Assets The meaning given to it in Section 3.01 of the Security Agreement;

Controlled Securities Account The meaning given to it in Section 2.06 of the Security Agreement;

Corporate Representations and Warranties means the representations and warranties set forth in Section 1 of Schedule 1 to the Mortgage Sale Agreement;

Corporate Services Agreement means the corporate services agreement entered into on the Program Date by and among the Corporate Services Provider, the Liquidation GP, the Issuer and the Guarantor;

Corporate Services Provider means Computershare Trust Company of Canada, a trust company formed under the laws of Canada, as corporate services provider to the Liquidation GP under the Corporate Services Agreement, together with any successor corporate services provider appointed from time to time;

Coupon means an interest coupon appertaining to a Bearer Definitive Covered Bond (other than a Zero Coupon Covered Bond), such coupon being:

(a)

if appertaining to a Fixed Rate Covered Bond, substantially in the form set out in Part 4A of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Covered Bonds of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Covered Bond or an Index Linked Interest Covered Bond, substantially in the form set out in Part 4B of Schedule 2 to the Trust Deed or in such other form, having regard to the terms of issue of the Covered Bonds of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s); or

(c)

if appertaining to a Bearer Definitive Covered Bond which is neither a Fixed Rate Covered Bond nor a Floating Rate Covered Bond nor an Index Linked Interest Covered Bond, in such form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s);

Couponholders means the holders of the Coupons (which expression shall, unless the context otherwise requires, include the holders of the Talons);

Cover Pool Monitor means KPMG LLP, in its capacity as Cover Pool Monitor under the Cover Pool Monitor Agreement together with any successor or additional Cover Pool Monitor appointed from time to time thereunder;

Cover Pool Monitor Agreement means the Cover Pool Monitor Agreement entered into on the Program Date between the Cover Pool Monitor, the Guarantor, the Cash Manager, the Issuer and the Bond Trustee;

Cover Pool Monitor Fee has the meaning given in Section 6.1 of the Cover Pool Monitor Agreement;

Cover Pool Monitor Payment Date has the meaning given in Section 6.1 (Cover Pool Monitor Payment Date) of the Cover Pool Monitor Agreement;

Covered Bond means each covered bond issued or to be issued pursuant to the Program Agreement and which is or is to be constituted under the Trust Deed, which covered bond may be represented by a Global Covered Bond or any Definitive Covered Bond and includes any replacements for a Covered Bond issued pursuant to Condition 6 (Redemption and Purchase) and Condition 10 (Replacement of Covered Bonds, Receipts, Coupons and Talons) of the Terms and Conditions;

Covered Bond Guarantee means an unconditional and irrevocable guarantee by the Guarantor in the Trust Deed for the payment (following service of a Notice to Pay or a Guarantor Acceleration Notice) of Guaranteed Amounts in respect of the Covered Bonds when the same shall become Due for Payment;

Covered Bond Guarantee Activation Date means the earlier to occur of (i) an Issuer Event of Default, together with the service of an Issuer Acceleration Notice on the Issuer and the service of a Notice to Pay on the Guarantor; and (ii) a Guarantor Event of Default, together with the service of a Guarantor Acceleration Notice on the Issuer and on the Guarantor (and each a Covered Bond Guarantee Activation Event as the context requires);

Covered Bond Legislative Framework means the legislative framework established by Part I.1 of the National Housing Act (Canada);

Covered Bond Swap means a Forward Starting Covered Bond Swap or a Non-Forward Starting Covered Bond Swap;

Covered Bond Swap Agreement means each Forward Starting Covered Bond Swap Agreement and each Non-Forward Starting Covered Bond Swap Agreement;

Covered Bond Swap Early Termination Event means a Termination Event or Event of Default (each as defined in the relevant Covered Bond Swap Agreement), excluding a Swap Provider Downgrade Event, pursuant to which the Non-defaulting Party or the party that is not the Affected Party (each as defined in the relevant Covered Bond Swap Agreement), as applicable, may terminate the Covered Bond Swap Agreement;

Covered Bond Swap Effective Date means the “Effective Date” as defined in the related Covered Bond Swap Agreement;

Covered Bond Swap Provider means each provider of a Covered Bond Swap under a Covered Bond Swap Agreement;

Covered Bond Swap Rate means, in relation to a Series of Covered Bonds, the exchange rate specified in the Covered Bond Swap relating to such Covered Bonds or, if the relevant Covered Bond Swap Agreement has terminated, the applicable spot rate;

Covered Bondholders means the holders of outstanding Covered Bonds at any time;

Credit and Collection Policy means the customary credit and collection policies and practices of the Seller, or as applicable, the relevant Originator, relating to the granting of credit on the security of Loans and the collection and enforcement of Loans, as in effect on the date on the Program Date, as modified in compliance with the Mortgage Sale Agreement from time to time;

Credit Linked Interest Covered Bonds means Covered Bonds in respect of which payments of interest will be calculated by reference to the creditworthiness of, performance of obligations by or some other factor relating to one or more Reference Entities, as set out in the applicable Final Terms Document;

Custodial Information means collectively, the Eligible Loan Details and the Substitution Asset Details with respect to the Loans and Related Security and Substitution Assets in the Portfolio;

Custodian means Computershare Trust Company of Canada, in its capacity as Custodian under the Mortgage Sale Agreement;

Customer Files means, with respect to any Loan, (a) the original fully executed copy of the document(s) evidencing the Loan and the Mortgage, (b) the duplicate registered Mortgage evidencing and securing such Loan bearing a certificate of registration from the applicable land registry office, land titles office or similar place of public record in which the related Mortgage is registered together with the promissory note, if any, evidencing such Loan fully executed by the Borrower, (c) fully executed copies of the other loan and/or security agreements, if any, securing the Mortgage, fully executed by the Borrower, (d) a record or facsimile of the original credit application fully executed by the Borrower and all other credit information obtained by the Seller or the relevant Originator in connection with the Loan and the related Borrower, (e) the solicitor’s or notary’s report of title or title insurance policy obtained by the Seller or the relevant Originator in connection with the initial advance of the Loan together with the survey on certificate of location relied upon by the solicitor or notary or title insurance company in issuing his or its report or title insurance policy, (f) the most recent Valuation Report of the related mortgaged property obtained by the Seller or the relevant Originator in accordance with the Credit and Collection Policy, (g) the insurance policy or certificate of insurance evidencing the Borrower’s insurance against fire and other standard risks showing the Seller or the relevant Originator as first mortgagee and loss payee and containing a standard mortgage endorsement, and (h) any and all other documents that the Servicer or the Seller or the relevant Originator shall keep on file relating to such Loan;

Day Count Fraction, in the case of a Fixed Rate Covered Bond, has the meaning given in Condition 4.1 (Interest – Interest on Fixed Rate Covered Bonds) of the Terms and Conditions and in the case of a Floating Rate Covered Bond, has the meaning given in Condition 4.2 (Interest – Interest on Floating Rate Covered Bonds and Index Linked Interest Covered Bonds) of the Terms and Conditions;

DBRS means DBRS Limited and its successors;

Dealer Accession Letter means:

(a)

in respect of the appointment of a third party as a Dealer for the duration of the Program or until terminated by the Issuer, the Dealer Accession Letter substantially in the form set out in the Program Agreement; and

(b)

in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Covered Bonds under the Program, the Dealer Accession Letter substantially in the form set out in the Program Agreement;

Dealers means each dealer appointed from time to time in accordance with the Program Agreement, which appointment may be for a specific issue or on an ongoing basis. References to the relevant Dealer(s) shall, in the case of an issue of Covered Bonds being (or intended to be) subscribed for by more than one Dealer, be to all Dealers agreeing to subscribe for such Covered Bonds;

Dealership Agreement means the Dealership Agreement entered into on or after the Program Date between the Issuer, the Guarantor and the Dealers (as amended and/or supplemented and/or restated from time to time);

Defaulted Covered Bond has the meaning given in Section 6.8 of the Agency Agreement;

Declaration has the meaning given in the recitals to the Guarantor Agreement;

Defaulted Loan means any Loan in the Portfolio in respect of which there remains unpaid, in whole or in part, any regularly scheduled amount for any period of at least 90 consecutive days from the due date of such amount;

Definitive Covered Bond means a Bearer Definitive Covered Bond and/or a Registered Definitive Covered Bond, as the context may require;

Definitive Regulation S Covered Bond means a Registered Covered Bond in definitive form sold to non-U.S. persons outside the United States in reliance on Regulation S;

Definitive Rule 144A Covered Bond means a Registered Covered Bond in definitive form sold in the United States to QIBs pursuant to Rule 144A;

Definitive U.S. Registered Covered Bond means a Registered Covered Bond in definitive form issued under the U.S. Registration Statement;

Delinquent Loan means any Loan, other than a Defaulted Loan, (i) in respect of which there remains unpaid, in whole or in part, any regularly scheduled amount for any period of at least 30 consecutive days from the due date of such amount, or (ii) that has been, or in accordance with the Credit and Collection Policy, should be, classified as delinquent;

Demand Loan has the meaning given to it in Section 7.2(b) of the Intercompany Loan Agreement;

Demand Loan Contingent Amount means an amount equal to the lesser of: (a) the aggregate amount of the Intercompany Loan then outstanding, minus the aggregate amount of the Guarantee

Loan then outstanding (as determined by an Asset Coverage Test run on the relevant repayment date); and (b) 1 per cent. of the amount of the Guarantee Loan then outstanding (as determined by an Asset Coverage Test run on the relevant repayment date), provided, for greater certainty, that in calculating the amount of the Guarantee Loan and the Demand Loan for purposes of determining the Demand Loan Contingent Amount, no credit shall be given to the Guarantor in the Asset Coverage Test for any Excess Proceeds received by the Guarantor from the Bond Trustee;

Demand Loan Repayment Event has the meaning given to it in Section 7.2 of the Intercompany Loan Agreement;

Demand Loan Required Amount has the meaning given to it in the Guarantor Agreement;

Departing Managing GP has the meaning given to it in Section 11.4 of the Guarantor Agreement;

Designated Account has the meaning given to it in Condition 5.4 (Payments – Payments in respect of Registered Covered Bonds) of the Terms and Conditions;

Designated Bank has the meaning given to it in Condition 5.4 (Payments – Payments in respect of Registered Covered Bonds) of the Terms and Conditions;

Designated Maturity has the meaning given to it in the ISDA Definitions;

Determination Date has the meaning given to it in the applicable Final Terms Document;

Determination Period has the meaning given to it in Condition 4.5(d) (Interest – Business Day, Business Day Convention, Day Count Fractions and other adjustments) of the Terms and Conditions;

Direct Participants means direct participants in DTC;

Disclosure Documents means the Final Terms Document together with the Prospectus and, if applicable, any relevant Pricing Supplement;

Distribution Compliance Period means the period that ends 40 days after the later of the commencement of the offering and the Issue Date;

Downgrade Trigger Event means, for a Covered Bond Swap Agreement or an Interest Rate Swap Agreement, an “Initial Rating Event” or a “Subsequent Rating Event”, in each case as defined therein;

Drawdown Date has the meaning given to it in Section 2.1 of the Intercompany Loan Agreement;

DTC means The Depository Trust Company or its successors;

DTC Covered Bonds means Registered Covered Bonds accepted into DTC’s book-entry settlement system;

DTCC means The Depository Trust & Clearing Corporation or its successors;

Dual Currency Interest Covered Bond means a Covered Bond in respect of which payments of interest will be made in such currencies, and based on such rates of exchange, as the Issuer and the relevant Dealer(s) may agree, such currencies and rates of exchange to be specified in the applicable Final Terms Document;

Due for Payment means the requirement by the Guarantor to pay any Guaranteed Amounts following the delivery of a Notice to Pay on the Guarantor:

(i)	prior to the occurrence of a Guarantor Event of Default, on the later of:

(a)

the date on which the Scheduled Payment Date in respect of such Guaranteed Amounts is reached, or, if later, the day which is two Business Days following service of a Notice to Pay on the Guarantor in respect of such Guaranteed Amounts or if the applicable Final Terms Document specified that an Extended Due for Payment Date is applicable to the relevant Series of Covered Bonds, the Interest Payment Date that would have applied if the maturity date of the such Series of Covered Bonds had been the Extended Due for Payment Date (the Original Due for Payment Date); and

(b)

in relation to any Guaranteed Amounts in respect of the Final Redemption Amount payable on the Final Maturity Date for a Series of Covered Bonds only, the Extended Due for Payment Date, but only (i) if in respect of the relevant Series of Covered Bonds the Covered Bond Guarantee is subject to an Extended Due for Payment Date pursuant to the terms of the applicable Final Terms Document and (ii) to the extent that the Guarantor having received a Notice to Pay no later than the date falling one Business Day prior to the Extension Determination Date does not pay Guaranteed Amounts equal to the Final Redemption Amount in respect of such Series of Covered Bonds by the Extension Determination Date, as the Guarantor has insufficient moneys available under the Guarantee Priorioty of Payments to pay the such Guarantee Amounts in full on the earlier of (a) the date which falls two Business Days after the service of such Notice to Pay on the Guarantor or, if later, the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Condition 9.2(b)) under the terms of the Covered Bond Guarantee or (b) the Extension Determination Date,

or, if, in either case, such day is not a Business Day, the next following Business Day. For the avoidance of doubt, Due for Payment does not refer to any earlier date upon which payment of any Guaranteed Amounts may become due under the guaranteed obligations, by reason of prepayment, acceleration of maturity, mandatory or optional redemption or otherwise; or

(ii)	following the occurrence of a Guarantor Event of Default, the date on which an Guarantor Acceleration Notice is served on the Issuer and the Guarantor;

Earliest Maturing Covered Bonds means, at any time, the Series of the Covered Bonds (other than any Series which is fully collateralized by amounts standing to the credit of the GDA Account) that has or have the earliest Final Maturity Date as specified in the applicable Final Terms Document (ignoring any acceleration of amounts due under the Covered Bonds prior to service of a Guarantor Acceleration Notice);

Early Redemption Amount has the meaning given to it in the applicable Final Terms Document;

Eligibility Criteria means the following criteria:

(a)

there has been neither an Issuer Event of Default and service of an Issuer Acceleration Notice nor a Guarantor Event of Default and service of a Guarantor Acceleration Notice as at the relevant Purchase Date;

(b)

the Guarantor, acting on the advice of the Cash Manager, is not aware, and could not reasonably be expected to be aware, that the proposed purchase by the Guarantor of the Loans and their Related Security on the relevant Purchase Date does not satisfy the Rating Agency Condition;

(c)	no Loan that is proposed to be sold to the Guarantor on the relevant Purchase Date has an Outstanding Principal Balance of more than $3,000,000.00;

(d)

if the Loans that are proposed to be sold constitute a New Loan Type, the Rating Agency Condition has been satisfied in accordance with the terms of the Mortgage Sale Agreement that such Loans may be sold to the Guarantor;

(e)	such Loan is not secured by a Mortgage that also secures one or more other loans that has the benefit of insurance from any Prohibited Insurer;

(f)

if the Loan is extended or advanced upon the security of a Mortgage that also secures (or is capable of securing) Retained Loans, the Loan and all Related Retained Loans have the benefit of cross-default provisions (whether contained in the terms and conditions of the Loan and Related Retained Loans, the Mortgage securing the Loan and Related Retained Loans or other documentation applicable to the Loan and Related Retained Loans, and enforceable against the Borrower) such that a default under the Loan or a Related Retained Loan will constitute a default under the Loan and all Related Retained Loans or, in the case of a Loan or Related Retained Loan not having the benefit of cross-default provisions but repayable on demand, the Guarantor or the Seller (and each mortgage lender as may be on title) have covenanted in writing to demand repayment (in a manner and in circumstances customary for a prudent lender) of the Loan or such Related Retained Loan upon a default under the Loan or any Related Retained Loan;

(g)	at the time of transfer to the Guarantor, no payments of principal or interest thereunder are in arrears;

(h)	the first payment due in respect of such Loan has been paid by the relevant Borrower;

(i)

the related Mortgage constitutes a valid first mortgage lien or a valid first-ranking hypothec over the related Mortgaged Property under which no claims have been made and subject to Permitted Security Interests;

(j)

at the time of transfer, the Guarantor will acquire the entire legal and beneficial ownership interest of the Seller in the applicable Loans and their Related Security, excluding registered title therein, free and clear of any encumbrances or ownership interests, other than (i) Permitted Security Interests, and (ii) Security Interests that are reflected in a Security Sharing Agreement and the subject of a release in favour of the Guarantor, in each case that complies with the CMHC Guide;

(k)	as at the Purchase Date, the Loan is not subject to any dispute proceeding, set-off, counterclaim or defense whatsoever;

(l)	neither the Mortgage Conditions for the Loan nor the provisions of any other documentation applicable to the Loan and enforceable by the Borrower expressly afford the Borrower a right of set-off;

(m)

to the extent the Loan is extended, advanced or renewed on or after July 1, 2014 (which for greater certainty will not include further advances under an existing non-amortizing Loan unless amended), an express waiver of set-off rights on the part of the Borrower is included in the terms and conditions of the Loan and all Related Retained Loans, the Mortgage securing the Loan and all Related Retained Loans or other documentation applicable to the Loan and all Related Retained Loans, and enforceable against the Borrower;

(n)	prior to the making of each advance under such Loan, the Lending Criteria and all preconditions to the making of that Loan were satisfied;

(o)

as at the Purchase Date, immediately prior to the transfer by the Seller to the Guarantor of such Loan and the Related Security, such Loan, the Related Security and each Related Retained Loan, if any, are owned or beneficially owned by the Seller; and

(p)	such Loan is an “Eligible Loan” as defined in the CMHC Guide from time to time;

Eligible Loan means a Loan with respect to which each of the Loan Representations and Warranties is correct;

Eligible Loan Details means, in electronic format, the following data with respect to each Loan:

(a)	the Seller’s loan number;

(b)	mortgagor(s) full name;

(c)	property address (no., street, city/town, province, postal code);

(d)	principal balance amount;

(e)	authorized loan amount (at origination or last renewal);

(f)	interest adjustment date (at origination or last renewal);

(g)	mortgage maturity date; and

(h)	mortgage lender on title if other than the Seller;

EMU means the European Monetary Union;

Encumbrance has the same meaning as Adverse Claim;

Equity Interest means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition, or (vi) any security entitlement in respect of any Equity Interest described in the definition;

Equity Linked Interest Covered Bonds means Covered Bonds in respect of which payments of interest will be calculated by reference to the price, value, performance or some other factor relating to one or more Reference Assets, as set out in the applicable Final Terms Document;

Established Rate means the rate for the conversion of the relevant Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

EU means the European Union;

EURIBOR means the Euro-zone inter-bank offered rate;

Euro Equivalent means in respect of any other amount in another currency, the amount of Euros that could be purchased with such amount at the then prevailing spot rate of exchange;

Euroclear means Euroclear Bank S.A./N.V., or its successors;

Eurosystem-eligible NGCB means an NGCB which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms Document;

Excess Proceeds means moneys received (following service of an Issuer Acceleration Notice) by the Bond Trustee from the Issuer or any liquidator or other similar officer appointed in relation to the Issuer;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

Exchange Agent means Bank of New York Mellon in its capacity as exchange agent (which expression shall include any successor exchange agent);

Exchange Date means the date on or after the date which is 40 days after a Temporary Global Covered Bond is issued;

Exchange Event means (i) in the case of Bearer Covered Bonds, (a) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, whether statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available or (b) the Issuer has or will become subject to adverse Tax consequences which would not be suffered were the Bearer Global Covered Bond (and any interests therein) exchanged for Bearer Definitive Covered Bonds and (ii) in the case of Registered Covered Bonds, (a) in the case of Registered Covered Bonds registered in the name of DTC or its nominee, either DTC has notified the Issuer that it is unwilling or unable to continue to act as depository for the Covered Bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act, (b) in the case of Registered Covered Bonds registered in the name of the Common Depositary or its nominee, the Issuer has been notified that both Euroclear and

Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, whether statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available or (c) the Issuer has or will become subject to adverse Tax consequences which would not be suffered were the Registered Global Covered Bond (and any interests therein) exchanged for Registered Definitive Covered Bonds;

Excluded Swap Termination Amount means, in relation to a Swap Agreement, an amount equal to the amount of any termination payment due and payable under that Swap Agreement (a) to the relevant Swap Provider as a result of a Swap Provider Default with respect to such Swap Provider or (b) to the relevant Swap Provider following a Swap Provider Downgrade Event with respect to such Swap Provider;

Extended Due for Payment Date means, in relation to any Series of Covered Bonds, the date, if any, specified as such in the applicable Final Terms Document to which the payment of all or (as applicable) part of the Final Redemption Amount payable on the Final Maturity Date will be deferred in the event that the Final Redemption Amount is not paid in full by the Extension Determination Date;

Extension Determination Date means, in respect of any Series of Covered Bonds, the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date of such Series of Covered Bonds;

Extraordinary Resolution has the meaning given to it in paragraph 19 of Schedule 5 to the Trust Deed;

Facility means the loan facility made available by the Issuer to the Guarantor under the Intercompany Loan Agreement in an aggregate amount equal to the Total Credit Commitment;

Fair Market Value means, in respect of a Loan and its Related Security, the fair market value at the relevant time, being the price expressed in terms of money or monies’ worth, a willing, prudent and informed buyer would pay in an open and unrestricted market to a willing, prudent and informed seller, each acting at arms’ length, where neither party is under any compulsion to enter into the transaction, as part of the acquisition of all of the Loans and their Related Security being purchased or sold at the relevant time;

FATCA has the meaning given in Condition 7 (Taxation);

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

FFI means a foreign financial institution as defined in the Code;

Financial Services Act means Legislative Decree No. 58 of 24th February, 1998 of the Republic of Italy;

Final Maturity Date means the Interest Payment Date on which a Series of Covered Bonds will be redeemed at their Final Redemption Amount in accordance with the Terms and Conditions;

Final Redemption Amount means, in respect of a Series of Covered Bonds, the amount as specified in the applicable Final Terms Document;

Final Terms Document means the final terms document or, in the case of U.S. Registered Covered Bonds, the prospectus supplement relating to each Series (or Tranche, as the case may be) of Covered Bonds, which sets out the final terms document for that Tranche or Series; and applicable Final Terms Document means, with respect to a Series or Tranche of Covered Bonds, the final terms document applicable to such Series or Tranche, as the case may be, and unless the context requires otherwise, any reference to a Final Terms Document or applicable Final Terms Document shall include a reference to the related pricing supplement, if applicable;

Financial Instruments means cheques, bills of exchange or other similar instruments, whether negotiable or non-negotiable;

First Issue means the issuance by the Issuer of a Series of Covered Bonds for the first time pursuant to the Program;

First Issue Date means the date on which the Issuer issues a Series of Covered Bonds for the first time pursuant to the Program;

First Purchase Date means the date on which the Initial Portfolio was sold to the Guarantor pursuant to the terms of the Mortgage Sale Agreement;

Fiscal Year means a fiscal year of the Partnership;

Fitch means Fitch Ratings Inc. or its successors;

Fitch Demand Loan Repayment Ratings means the threshold short-term issuer default rating F2 or the threshold long-term issuer default rating BBB+, in each case by Fitch in respect of the Intercompany Loan Provider;

Fixed Rate Covered Bonds means Covered Bonds paying a fixed rate of interest on such date or dates as may be agreed between the Issuer and the relevant Dealer(s) and on redemption calculated on the basis of such Day Count Fraction as may be agreed between the Issuer and the relevant Dealer(s);

Fixed Rate Loan means a Loan the interest rate on which is fixed at a specified rate at the time of its origination, and the initial term of up to ten years;

Fixed Guarantor Payment Period means the period from (and including) a Guarantor Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Guarantor Payment Date;

Floating Rate has the meaning given to it in the ISDA Definitions;

Floating Rate Convention has the meaning given to it in Condition 4.7(b)(i) (Interest – Business Day, Business Day Convention, Day Count Fractions and other adjustments) of the Terms and Conditions;

Floating Rate Covered Bonds means Covered Bonds which bear interest at a rate determined:

(a)	on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the ISDA Definitions; or

(b)	on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c)	on such other basis as may be agreed between the Issuer and the relevant Dealer(s),

as set out in the applicable Final Terms Document;

Floating Rate Option has the meaning given to it in the ISDA Definitions;

Following Business Day Convention has the meaning given to it in Condition 4.7(b)(ii) (Interest – Business Day, Business Day Convention, Day Count Fractions and other adjustments) of the Terms and Conditions;

Forward Starting Covered Bond Swap Agreement means each agreement between the Guarantor and a Covered Bond Swap Provider in respect of a Series or Tranche, as applicable, of Covered Bonds which provides a hedge against certain interest rate, currency and/or other risks in respect of amounts received by the Guarantor under the Loans in the Portfolio and any relevant Interest Rate Swaps and amounts payable by the Guarantor under the Covered Bond Guarantee in respect of Covered Bonds (after service of a Notice to Pay) in the form of an ISDA Master Agreement, including a schedule, one or more confirmations and a credit support annex;

Framework means a comprehensive framework, the text of which was published by the Basel Committee on Banking Supervision in June 2004 under the title “International Convergence of Capital Measurement and Capital Standards: a Revised Framework – Comprehensive Version”;

FSA means the U.K. Financial Services Authority;

FSMA means the Financial Services and Markets Act 2000, as amended;

GDA Account means the account in the name of the Guarantor held with BMO and maintained subject to the terms of the Guaranteed Deposit Account Contract, the Bank Account Agreement, the Security Agreement and the Guarantor Agreement or such additional or replacement account (including the Stand-By GDA Account) as may be for the time being be in place pursuant to the Cash Management Agreement with the prior consent of the Bond Trustee and designated as such;

GDA Account Mandate means the bank account mandate between the Guarantor and the Account Bank relating to the operation of the GDA Account in or substantially in the form set out in Schedule 1 to the Bank Account Agreement;

GDA Balance means, on any day, the amount standing to the credit of the GDA Account as at the opening of business on such day;

GDA Provider means BMO in its capacity as GDA provider or any successor GDA provider appointed from time to time;

GDA Rate means the rate of interest accruing on the balance standing to the credit of the GDA Account equal to the annual rate of CDOR less 1.0% in respect of a Guarantor Payment Period;

General Partners means the Managing GP and the Liquidation GP;

Global Covered Bond means a Bearer Global Covered Bond and/or a Registered Global Covered Bond, as the context may require;

Governmental Authority means the government of Canada or any other nation, or of any political subdivision thereof, whether provincial, territorial, state, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies, the Superintendent or other comparable authority or agency;

GST means goods and services tax payable under Part IX of the Excise Tax Act (Canada) or pursuant to any similar value added tax legislation applicable that is stated to be harmonized with the foregoing, including for greater certainty, any harmonized sales tax payable;

Guarantee Fee means the guarantee fee agreed to from time to time between the Issuer and the Guarantor in accordance with the Trust Deed;

Guarantee Loan has the meaning given to it in Section 3.2 of the Intercompany Loan Agreement.

Guarantee Priorities of Payments has the meaning given to it in the Guarantor Agreement;

Guaranteed Amounts means, prior to the service of a Guarantor Acceleration Notice, with respect to any Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, the sum of Scheduled Interest and Scheduled Principal, in each case, payable on that Original Due for Payment Date or, if applicable, any Extended Due for Payment Date, or after service of a Guarantor Acceleration Notice, an amount equal to the relevant Early Redemption Amount as specified in the Terms and Conditions plus all accrued and unpaid interest and all other amounts due and payable in respect of the Covered Bonds (other than additional amounts payable under Condition 7), including all Excluded Scheduled Interest Amounts, all Excluded Scheduled Principal Amounts (whenever the same arose) and all amounts payable by the Guarantor under the Trust Deed;

Guaranteed Deposit Account Contract or GDA means the guaranteed deposit account contract between the Guarantor, BMO (in its capacity as the GDA Provider), the Bond Trustee and the Cash Manager dated the Program Date;

Guarantor means BMO Covered Bond Guarantor Limited Partnership, a limited partnership established under the laws of the Province of Ontario, Canada;

Guarantor Acceleration Notice has the meaning given in Condition 9.2 (Guarantor Events of Default) of the Terms and Conditions;

Guarantor Accounts means the GDA Account and the Transaction Account and any additional or replacement accounts opened in the name of the Guarantor from time to time with the prior consent of the Bond Trustee, including the Stand-By GDA Account and Stand-By Transaction Account

Guarantor Activities means the activities of the Guarantor described in Section 2.3 (Guarantor Activities) of the Guarantor Agreement;

Guarantor Agreement means the limited partnership agreement in respect of the Guarantor entered into on the Program Date by and among the Managing GP, the Liquidation GP, the Bond Trustee and the Bank as Limited Partner and any other parties who accede thereto in accordance with its terms (as amended and/or restated and/or supplemented from time to time);

Guarantor Auditor means such firm of chartered accountants of recognized standing as may at any time be appointed by the Managing GP to act as Guarantor Auditor of the Partnership in accordance with the terms of the Guarantor Agreement;

Guarantor Event of Default has the meaning given to it in Condition 9.2 (Events of Default and Enforcement – Guarantor Events of Default) of the Terms and Conditions;

Guarantor Expenses means the costs and expenses of the Guarantor incurred in connection with or relating to the performance of its obligations under the Transaction Documents;

Guarantor Payment Date means the 12th Canadian Business Day of each month following a Calculation Date;

Guarantor Payment Period means the period from (and including) a Guarantor Payment Date to (but excluding) the next following Guarantor Payment Date;

Hard Bullet Covered Bond means any Covered Bond issued by the Issuer in respect of which the principal is due to be redeemed in full in one amount on the Final Maturity Date of that Covered Bond and which is identified as such in the applicable Final Terms Document;

ICSD means the International Central Securities Depository;

IFRS means International Financial Reporting Standards;

Income Tax Act means Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

Independently Controlled and Governed means in respect of the Guarantor, at the time of determination, it is demonstrated that, whether by attestation of an executive officer of the Issuer or otherwise, each of the following is correct:

(a)

the managing general partner of the Guarantor is not (and cannot be) an Affiliate of the Issuer and less than ten percent of its voting securities are (or can be) owned, directly or indirectly, by the Issuer or any of its Affiliates,

(b)

if an administrative agent or other analogous entity has been engaged by the managing general partner of the Guarantor to fulfil its responsibility or role to carry on, oversee, manage or otherwise administer the business, activities and assets of the Guarantor, the agent or entity is not (and cannot be) an Affiliate of the Issuer and less than ten percent of its voting securities are (or can be) owned, directly or indirectly, by the Issuer or any of its Affiliates,

(c)

all members (but one) of the board of directors or other governing body of the managing general partner of the Guarantor and each such administrative agent or other entity are not (and cannot be) directors, officers, employees or other representatives of the Issuer or any of its Affiliates, do not (and cannot) hold greater than ten percent of the voting or equity securities of the Issuer or any of its Affiliates and are (and must be) otherwise free from any material relationship with the Issuer or any of its Affiliates (hereinafter referred to as Independent Members), and

(d)

the board of directors or other governing body of the managing general partner of the Guarantor and each such administrative agent or other entity is (and must be) composed of at least three members, and the non-Independent Member is not (and shall not be) entitled to vote on any resolution or question to be determined or resolved by the board (or other governing body) and shall attend meetings of the board (or other governing body) at the discretion of the remaining members thereof, provided that such board of directors or other governing body may be composed of only two Independent Members with “observer status” granted to one director, officer, employee or other representative of the Issuer or any of its Affiliates;

Index Linked Interest Covered Bonds means Covered Bonds in respect of which payments of interest will be calculated by reference to such index and/or formula or to changes in the prices of such securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree;

Indexation Methodology means the indexation methodology of the Issuer used to account for subsequent price developments in the valuation of a Loan, which indexation methodology shall be consistent with all regulatory requirements to which the Issuer is subject (or supervisory guidelines provided to the Issuer) in relation to the valuation of residential properties or the indexation of such values, together with any additional requirements as may be established by CMHC in relation thereto and set forth in the CMHC Guide;

Indirect Participants means indirect participants in DTC that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly;

Industry Standard Sampling Size has the meaning given in Section 2.2(b) of the Cover Pool Monitor Agreement;

Initial Advance means, in respect of any Loan, the original principal amount advanced by the Seller including any retention(s) advanced to the relevant Borrower after completion of the Mortgage;

Initial Portfolio means the portfolio of Loans and their Related Security sold by the Seller to the Guarantor on the First Purchase Date pursuant to the Mortgage Sale Agreement;

Insolvency Event means, in respect of the Seller, the Servicer or the Cash Manager or any other Person, any impending or actual insolvency on the part of such Person, as evidenced by, but not limited to:

(a)

the commencement of a dissolution proceeding or a case in bankruptcy involving the relevant entity (and where such proceeding is the result of an involuntary filing, such proceeding is not dismissed within 60 days after the date of such filing); or

(b)

the appointment of a trustee or other similar court officer over, or the taking of control or possession by such officer, of the business of the relevant entity, in whole or in part, before the commencement of a dissolution proceeding or a case in bankruptcy; or

(c)	the relevant entity makes a general assignment for the benefit of any of its creditors; or

(d)	the general failure of, or the inability of, or the written admission of the inability of, the relevant entity to pay its debts as they become due;

Instalment Covered Bonds means Covered Bonds which will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms Document;

Intercompany Loan has the meaning given to it in Section 2.1 of the Intercompany Loan Agreement;

Intercompany Loan Agreement means the intercompany loan agreement entered into on the Program Date between the Intercompany Loan Provider, the Guarantor, the Cash Manager and the Bond Trustee documenting the Term Loan and the Demand Loan;

Intercompany Loan Ledger means the ledger of such name maintained by the Cash Manager pursuant to the Cash Management Agreement;

Intercompany Loan Provider means Bank of Montreal in its capacity as intercompany loan provider pursuant to the Intercompany Loan Agreement;

Interest Amount means the amount of interest payable on the Floating Rate Covered Bonds or Variable Interest Covered Bonds in respect of each Specified Denomination for the relevant Interest Period, as calculated in accordance with Condition 4.2(d);

Interest Commencement Date means, in the case of interest-bearing Covered Bonds, the date specified in the applicable Final Terms Document from (and including) which the relevant Covered Bonds start accruing interest;

Interest Determination Date, in respect of Floating Rate Covered Bonds to which Screen Rate Determination is applicable, has the meaning given to it in the applicable Final Terms Document;

Interest Payment Date, in respect of Fixed Rate Covered Bonds, has the meaning given to it in the applicable Final Terms Document and, in respect of Floating Rate Covered Bonds and Variable Interest Covered Bonds, has the meaning given to it in Condition 4.2(a) of the Terms and Conditions;

Interest Period means, in accordance with Condition 4.7(e), the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date;

Interest Rate Swaps means the interest rate swap entered into in connection with each Series or Tranche of Covered Bonds under the terms of the Interest Rate Swap Agreement;

Interest Rate Swap Agreement means the agreement between the Guarantor, the Interest Rate Swap Provider and the Bond Trustee dated the Program Date governing the Interest Rate Swaps in the form of an ISDA Master Agreement, including a schedule, one or more confirmations and a credit support annex;

Interest Rate Swap Early Termination Event means a Termination Event or an Event of Default (each as defined in the Interest Rate Swap Agreement), excluding a Swap Provider Downgrade Event, pursuant to which the Non-defaulting Party or the party that is not the Affected Party (each as defined in the Interest Rate Swap Agreement), as applicable, may terminate the Interest Rate Swap Agreement;

Interest Rate Swap Provider means BMO in its capacity as interest rate swap provider under the Interest Rate Swap Agreement together with any successor interest rate swap provider;

Internal Revenue Code or Code means the U.S. Internal Revenue Code of 1986;

Investment Company Act means the U.S. Investment Company Act of 1940;

Investor Report means a monthly report required to be delivered under Section 9.4(b) of the Cash Management Agreement;

Investor Put has the meaning given to it in Condition 6.4 (Redemption at the option of the Covered Bondholders (“Investor Put”));

ISDA means the International Swaps and Derivatives Association, Inc.;

ISDA Definitions means the 2000 ISDA Definitions, as published by ISDA;

ISDA Master Agreement means the 1992 ISDA Master Agreement (Multicurrency – Cross Border), as published by ISDA;

ISDA Rate has the meaning given to it in Condition 4.2(b)(i) (Interest – Interest on Floating Rate Covered Bonds and Index Linked Interest Covered Bonds) of the Terms and Conditions;

Issue Date means each date on which the Issuer issues a Series or Tranche of Covered Bonds under the Program, as specified in the applicable Final Terms Document;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Covered Bonds, at which a Series or Tranche of Covered Bonds will be issued;

Issuer means Bank of Montreal, a chartered bank under the Bank Act, whose registered office is at 129 rue Saint-Jacques, Montréal, Québec, Canada H2Y 1L6;

Issuer Acceleration Notice has the meaning given to it in Condition 9.1 (Events of Default and Enforcement – Issuer Events of Default) of the Terms and Conditions;

Issuer Event of Default means any of the conditions, events or acts provided in Condition 9.1 (Events of Default and Enforcement – Issuer Events of Default) of the Terms and Conditions to be events upon the happening of which the Covered Bonds of each Series would, subject only to notice by the Bond Trustee as therein provided, become immediately due and payable as against the Issuer;

Latest Valuation means, in relation to any Property, the value given to that Property by the most recent Valuation Report addressed to the Seller or, as applicable, an Originator, or, if the LTV Ratio of such Loan was less than 60%, the purchase price of the property or current tax assessment, as applicable;

Law includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction and any present or future directive, regulation, guideline, practice, concession, request or requirement whether or not having the force of law issued by any governmental body, agency or department or any central bank or other fiscal, monetary, Taxation, regulatory, self regulatory or other authority or agency;

Lead Manager means, in relation to any Series or Tranche of Covered Bonds, the person named as the Lead Manager in the applicable Subscription Agreement or, when only one Dealer signs such Subscription Agreement, such Dealer;

Ledger means each of the Revenue Ledger, the Pre-Maturity Liquidity Ledger, the Principal Ledger, the Reserve Ledger, the Subordinated Loan Ledger, the Payment Ledger and the Intercompany Loan Ledger;

Lending Criteria means the lending criteria of the Seller from time to time, or such other criteria as would be acceptable to reasonable and prudent institutional mortgage lenders in the Seller’s market;

Letter Agreement means the engagement letter in respect of the appointment of the independent directors of the Liquidation GP, entered into on the Program Date by and among the Issuer, the Guarantor and Computershare Trust Company of Canada;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, decree, action, proceeding or other liability whatsoever (including, without limitation in respect of Taxes, duties, levies, imposts and other charges) and including any amounts in respect of, as applicable, GST, VAT or other Tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Liability Value has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

LIBOR means London Interbank Offered Rate;

Limited Partner means BMO, in its capacity as a limited partner of the Guarantor, individually and together with such other persons who may from time to time, become limited partner(s) of the Guarantor pursuant to the terms of the Guarantor Agreement;

Liquidation GP means 8429065 Canada Inc., in its capacity as liquation general partner of the Guarantor together with any of its successors and any successor liquidation general partner appointed pursuant to the terms of the Guarantor Agreement;

Listing Agent means, in relation to any Covered Bonds which are, or are to be, listed, quoted and/or traded on or by a Stock Exchange other than the London Stock Exchange, the listing agent appointed by the Issuer from time to time for the purposes of liaising with that Stock Exchange;

Listing Particulars means, with regard to the issue of Covered Bonds to be listed, quoted and/or traded on or by a Stock Exchange, any listing particulars (including supplementary listing particulars) approved under the Prospectus Rules by the relevant authority:

(a)

in accordance with the provisions of Section 75 of the FSMA (including any supplementary listing particulars published in accordance with the Program Agreement or otherwise) in the case of Covered Bonds which are, or are to be, listed on the London Stock Exchange; and/or

(b)	in accordance with their equivalent in the case of Covered Bonds which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange;

Loan means each mortgage loan referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies due or owing with respect to that mortgage loan under the relevant Mortgage Conditions by a Borrower on the security of a Mortgage from time to time outstanding or, as the context may require, the Borrower’s obligations in respect of the same;

Loan Interest Payment Date has the meaning given to it in the Intercompany Loan Agreement;

Loan Interest Period has the meaning given to it in the Intercompany Loan Agreement;

Loan Representations and Warranties means the representations and warranties set forth in Section 2 of Schedule 1 to the Mortgage Sale Agreement;

Loan Repurchase Notice means a notice in substantially the form set out in Schedule 3 to the Mortgage Sale Agreement served by the Guarantor on the Seller in relation to the repurchase of Loans in the Portfolio by the Seller in accordance with the terms of the Mortgage Sale Agreement;

London Stock Exchange means the London Stock Exchange plc;

Long Maturity Covered Bond means a Fixed Rate Covered Bond (other than a Fixed Rate Covered Bond which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Covered Bond shall cease to be a Long Maturity Covered Bond on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the Principal Amount Outstanding of such Covered Bond;

Losses means all losses on the Loans;

LP Act means the Limited Partnerships Act (Ontario) as the same may be amended from time to time;

LTV Adjusted Loan Balance has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

LTV ratio or loan-to-value ratio or LTV means the ratio of the outstanding balance of a Loan to the value of the Property securing that Loan;

Managing GP means BMO Covered Bond GP, Inc., in its capacity as managing general partner of the Guarantor, any successor managing general partner of the Guarantor appointed in accordance with the terms of the Guarantor Agreement, including without limitation the Liquidation GP if and while appointed as Managing GP in accordance with Article 11 of the Guarantor Agreement (Removal and Resignation of the Managing General Partner and the Liquidation General Partner), and any successor or assign of any of them as the context requires;

Managing GP Default Event has the meaning given in Section 11.2 of the Guarantor Agreement;

Mandate means the GDA Account Mandate and/or the Stand-By Transaction Account Mandate and/or the Stand-By GDA Account Mandate and/or the mandates in relation to each other Guarantor Account, as the case may be;

Margin means, in respect of a Floating Rate Covered Bond, the percentage rate per annum (if any) specified in the applicable Final Terms Document;

Market means the London Stock Exchange’s Regulated Market;

Market Value means, with respect to a Property and any date of determination, (a) if such date of determination is prior to July 31, 2014, the Original Market Value of such Property, or (b) if such date of determination is on or after July 31, 2014, the Original Market Value of such Mortgage Property as adjusted in accordance with the Indexation Methodology;

Master Definitions and Construction Agreement means this master definitions and construction agreement;

Material Adverse Effect means any effect (a) upon the business, operations, property or financial or other condition of the Seller or the Servicer (other than a successor Servicer), or (b) on the Portfolio, taken as a whole, which, in either case, could reasonably be expected to materially and adversely affect the interests of the Guarantor in the Portfolio, taken as a whole, the collectibility of the Loans, taken as a whole, the enforceability of the Portfolio, taken as a whole, or the Seller’s or the Servicer’s ability to perform its obligations under any Transaction Documents;

Member State means, at any time, a state that has joined the European Union from the time of its inception;

Modified Following Business Day Convention has the meaning given to it in Condition 4.7(b)(iii) (Interest—Business Day, Business Day Convention, Day Count Fractions and other adjustments) of the Terms and Conditions;

Month means a calendar month;

Monthly Payment means the amount which the relevant Mortgage Conditions require a Borrower to pay on each Monthly Payment Day in respect of that Borrower’s Loan;

Monthly Payment Day means the date on which interest (and principal in relation to a repayment mortgage) is due to be paid by a Borrower on a Loan or, if any such day is not a Canadian Business Day, the next following Canadian Business Day;

Moody’s means Moody’s Investors Service Limited or its successors;

Mortgage means the legal charge, standard security, mortgage, charge or hypothec securing a Loan;

Mortgage Pool means the Mortgages related to the Initial Portfolio or any New Portfolio sold by the Seller to the Guarantor on or subsequent to the First Purchase Date pursuant the Mortgage Sale Agreement;

Mortgage Sale Agreement means the mortgage sale agreement entered into on the Program Date and made between the Seller, the Servicer, the Cash Manager, the Guarantor, the Custodian and the Bond Trustee, and where the context so requires, including any New Mortgage Sale Agreement entered into from time to time between any New Seller, the Servicer, the Cash Manager, the Guarantor, the Custodian and the Bond Trustee;

Mortgage Conditions means all the terms and conditions applicable to a Loan;

Mortgagee means the person for the time being entitled to exercise the rights of the mortgagee under a Mortgage;

Negative Carry Factor has the meaning given to it in Schedule 2 or Schedule 3 of the Guarantor Agreement, as the context requires;

Negotiable Collateral means the Guarantor’s Collateral consisting of chattel paper, instruments, securities, investment property or negotiable documents of title;

Net Income or Net Loss means, respectively, the net income or net loss of the Partnership as determined in accordance with IFRS;

New Company has the meaning given to it in Section 21.3 of the Trust Deed;

New Covered Bonds has the meaning given to it in Condition 6.12 (Redemption and Purchase—Legislative Exchange) of the Terms and Conditions;

New Dealer means any entity appointed as an additional Dealer in accordance with the Program Agreement;

New Loan means Loans, other than the Loans comprised in the Initial Portfolio, which the Seller may sell to the Guarantor after the First Purchase Date pursuant to the Mortgage Sale Agreement;

New Loan Type means a new type of mortgage loan originated by the Seller or a New Seller, which the Seller or the New Seller intends to sell to the Guarantor, the terms and conditions of which are materially different (in the opinion of the Seller or the New Seller, acting reasonably) from any of the Loans or New Seller Loans in the Portfolio. For the avoidance of doubt, a mortgage loan will not constitute a New Loan Type if it differs from any of the Loans or New Seller Loans in the Portfolio solely due to it having different interest rates and/or interest periods and/or time periods for which it is subject to a fixed rate, capped rate or any other interest rate or the benefit of any discounts, cash-backs and/or rate guarantees. A home equity line of credit, commercial mortgage or a Loan originated by an Originator that is not the Seller will be a New Loan Type;

New Managing GP has the meaning given to it in Section 11.4 of the Guarantor Agreement;

New Mortgage Sale Agreement means any new mortgage sale agreement entered into between any New Seller, the Servicer, the Cash Manager, the Guarantor, the Custodian and the Bond Trustee, which shall be substantially in the same form and contain substantially the same provisions (provided that the Bond Trustee may agree variations to the representations and warranties in relation to the relevant New Seller Loans and their Related Security) as the Mortgage Sale Agreement;

New Portfolio means in each case the portfolio of New Loans and their Related Security (other than any New Loans and their Related Security which have been redeemed in full prior to the relevant Purchase Date or which do not otherwise comply with the terms of the Mortgage Sale Agreement as at the relevant Purchase Date), particulars of which are set out in the relevant New Portfolio Notice or in a document stored upon electronic media (including, but not limited to, a CD-ROM), and all right, title, interest and benefit of the Seller in and to:

(a)

all payments of principal and interest (including, for the avoidance of doubt, all Accrued Interest, Arrears of Interest, Capitalized Interest, Capitalized Expenses and Capitalized Arrears) and other sums due or to become due in respect of such New Loans and their Related Security including, without limitation, the right to demand, sue for, recover and give receipts for all principal monies, interest and costs and the right to sue on all covenants and undertakings made or expressed to be made in favour of the Seller under the applicable Mortgage Conditions;

(b)	subject where applicable to the subsisting rights of redemption of Borrowers, all collateral security for the repayment of the relevant New Loans;

(c)	the right to exercise all the powers of the Seller in relation thereto subject to and in accordance with the applicable Mortgage Conditions;

(d)	all the estate and interest in the relevant Properties vested in the Seller; and

(e)

each Valuation Report and any right of action of the Seller against any solicitor, licensed conveyancer, qualified conveyancer, valuer or other person in connection with any report, valuation, opinion, certificate or other statement of fact or opinion given in connection with any relevant New Loan and its Related Security, or any part thereof or affecting the decision of the Seller to make or offer to make any relevant New Loan or part thereof;

New Portfolio Notice means a notice in the form set out in Schedule 4 to the Mortgage Sale Agreement served in accordance with the terms of the Mortgage Sale Agreement;

New Secured Creditors means any person which becomes a Secured Creditor pursuant to and in accordance with the Security Agreement;

New Seller means any member of the BMO Group (other than BMO and any general partner of the Guarantor) that becomes a limited partner of the Guarantor and accedes to the relevant Transaction Documents in accordance with the terms thereof and sells New Seller Loans and their Related Security to the Guarantor in the future pursuant to a New Mortgage Sale Agreement;

New Seller Loans means Loans originated by a New Seller;

New Servicer means any entity appointed as a substitute servicer in accordance with the Servicing Agreement;

New Stand-By Bank Account Agreement has the meaning given to it in Section 4.1(g) of the Cash Management Agreement;

New Stand-By GDA Agreement has the meaning given to it in Section 4.1(g) of the Cash Management Agreement;

NGCB or New Global Covered Bond means a Temporary Global Covered Bond in the form set out in Part 1 of Schedule 2 to the Trust Deed or a Permanent Global Covered Bond in the form set out in Part 2 of Schedule 2 to the Trust Deed, in either case where the applicable Final Terms Document specifies that the Covered Bonds are in NGCB form;

NIPs means the Non-Investment Products Code;

Nominated Person has the meaning given in Section 3.7 of the Cover Pool Monitor Agreement;

Nominee has the meaning given to it in the Program Agreement;

Non-Compliance Notice has the meaning given in Section 3.4 of the Cover Pool Monitor Agreement;

Non-Forward Starting Covered Bond Swap Agreement means each agreement between the Guarantor and a Covered Bond Swap Provider governing any Covered Bond Swaps in respect of a Series or Tranche, as applicable, of Covered Bonds which provides a hedge against certain interest rate, currency and/or other risks in respect of amounts received by the Guarantor under the Loans in the Portfolio and any relevant Interest Rate Swaps and amounts payable by the Guarantor under the Intercompany Loan Agreement (prior to service of a Notice to Pay) and under the Covered Bond Guarantee in respect of Covered Bonds (after service of a Notice to Pay) in the form of an ISDA Master Agreement, including a schedule, one or more confirmations and a credit support annex;

Non-Performing Loan means a Loan that is 90 days or more in arrears;

Non-Performing Loans Notice means a notice from the Cash Manager to the Seller identifying one or more Non-Performing Loans;

Non-Resident means a non-resident of Canada as such term is defined in the Income Tax Act;

notice means, in respect of notice to be given to Covered Bondholders, a notice validly given pursuant to Condition 14 (Notices) of the Terms and Conditions;

Notice to Pay has the meaning given to it in Condition 9.1 (Events of Default and Enforcement—Issuer Events of Default) of the Terms and Conditions and is substantially in the form set out in Schedule 4 to the Trust Deed;

Obligations has the meaning given to it in Section 2.02 of the Security Agreement;

Offer Conditions means the terms and conditions applicable to a specified Loan as set out in the relevant offer letter to the Borrower;

Official List means the official list of the UK Listing Authority;

Omnibus Proxy means the omnibus proxy mailed by DTC to the Issuer as soon as possible after the record date in accordance with DTC’s usual procedures;

Open Variable Rate Loan means a Loan the interest rate on which is equal to the BMO Prime Rate and the initial term of which was three years;

Order means the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 (SI2001/544), as amended;

Original Due for Payment Date has the meaning given to it in paragraph (a) of the definition of Due for Payment;

Original Market Value means, in respect of a Property, its value as most recently determined or assessed in accordance with the underwriting policies of the Seller or, if not capable of determination in accordance therewith, on the basis of the most recent sale price of the property;

Originator means a Person that is a member of the BMO Group and has originated Loans included in the Portfolio;

OSFI means the Office of the Superintendent of Financial Institutions;

outstanding means, in relation to the Covered Bonds of all or any Series, all the Covered Bonds of such Series issued other than:

(a)	those Covered Bonds which have been redeemed pursuant to the trust presents;

(b)

those Covered Bonds in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Terms and Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Bond Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Covered Bondholders in accordance with Condition 13 (Notices) of the Terms and Conditions) and remain available for payment against presentation (unless the relevant Covered Bonds are in NGCB form) of the relevant Covered Bonds and/or Receipts and/or Coupons;

(c)

those Covered Bonds which have been purchased and cancelled in accordance with Conditions 6.8 (Redemption and Purchase—Purchases) and 6.9 (Redemption and Purchase—Cancellation) of the Terms and Conditions;

(d)	those Covered Bonds which have become void or in respect of which claims have become prescribed, in each case under Condition 8 (Prescription) of the Terms and Conditions;

(e)

those mutilated or defaced Covered Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Covered Bonds, Receipts, Coupons and Talons) of the Terms and Conditions;

(f)

(for the purpose only of ascertaining the Principal Amount Outstanding of the Covered Bonds outstanding and without prejudice to the status for any other purpose of the relevant Covered Bonds) those Covered Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Covered Bonds, Receipts, Coupons and Talons) of the Terms and Conditions;

(g)

any Bearer Global Covered Bond to the extent that it shall have been exchanged for Bearer Definitive Covered Bonds or another Bearer Global Covered Bond pursuant to its provisions, the provisions of the trust presents and the Agency Agreement; and

(h)

those Legended Covered Bonds which have been exchanged for Unlegended Covered Bonds and those Unlegended Covered Bonds which have been exchanged for Legended Covered Bonds, in each case pursuant to their provisions, the provisions of the trust presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the holders of the Covered Bonds of any Series, to give instruction or direction to the Bond Trustee and for the purposes of a resolution in writing as envisaged by paragraph 20 of Schedule 4 to the Trust Deed;

(ii)

the determination of how many and which Covered Bonds of any Series are for the time being outstanding for the purposes of Section 10.1 of the Trust Deed, Conditions 9 (Events of Default, Acceleration and Enforcement) and 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Terms and Conditions and paragraphs 2, 5, 6 and 9 of Schedule 5 to the Trust Deed;

(iii)

any discretion, power or authority (whether contained in the trust presents or vested by operation of law) which the Bond Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Covered Bonds of any Series; and

(iv)	the determination by the Bond Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series, those Covered Bonds of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer or any of its Subsidiaries (including the Guarantor) as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Outstanding Principal Balance means, in relation to a Loan at any date (the determination date), the aggregate at such date (but avoiding double counting) of:

(a)	the Initial Advance;

(b)	Capitalized Expenses;

(c)	Capitalized Arrears; and

(d)	Capitalized Interest,

in each case relating to such Loan less any prepayment, repayment or payment of the foregoing made on or prior to the determination date;

Overpayment means a payment by a Borrower in an amount greater than the amount due on a Monthly Payment Day which (a) is permitted by the terms of such Loan or by agreement with the Borrower and (b) reduces the Outstanding Principal Balance of such Loan;

Partial Portfolio means part of any portfolio of Selected Loans;

Participants means Direct Participants and Indirect Participants;

Partly-Paid Covered Bonds means Covered Bonds which are only partly paid up on issue, in respect of which interest will accrue in accordance with Condition 4.4 on the paid-up amount of such Covered Bonds or on such other basis as may be agreed between the Issuer and the relevant Dealer(s) and indicated in the applicable Final Terms Document;

Participating FFI means an FFI that has an agreement described in Section 1471(b) of the Code and any regulations thereunder or official interpretations thereof in full force and effect as from the effective date of withholding on any “passthru payments” (as such term is defined under Sections 1471 through 1474 of the Code and any regulations thereunder or official interpretations thereof);

Partner means each of the Managing GP, the Liquidation GP and the Limited Partner and any other limited partner or general partner who may become a limited partner of the Guarantor from time to time pursuant to the Guarantor Agreement, and the successors and assigns thereof, and Partners means any two or more of them;

Partnership means BMO Covered Bond Guarantor Limited Partnership;

Partnership Record means the register of the Partners maintained pursuant to Section 9.2 of the Guarantor Agreement;

Paying Agent Required Ratings means the threshold ratings of (a) P-1 with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Paying Agent by Moody’s, (b) F1 with respect to the short-term issuer default rating of the Paying Agent by Fitch, and (c) A with respect to long-term issuer default rating of the Paying Agent by Fitch

Paying Agents means the Principal Paying Agent and any other paying agent appointed pursuant to the terms of the Agency Agreement;

Payment Day has the meaning given to it in Condition 5.6 (Payments—Payment Day) of the Terms and Conditions;

Payment in Kind has the meaning given to it in Section 11.1(b)(ii) of the Intercompany Loan Agreement;

Payment in Kind Date has the meaning given to it in Section 11.1(c) of the Intercompany Loan Agreement;

Payment in Kind Notice has the meaning given to it in Section 11.1(c) of the Intercompany Loan Agreement;

Payment Instruction means a payment instruction given by the Cash Manager to the Stand-By Account Bank in the form of Schedule 1 to the Stand-By Bank Account Agreement;

Payment Ledger means the ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement, to record the credits and debits of the Available Revenue Receipts and Available Principal Receipts for application in accordance with the relevant Priorities of Payments;

Perfected means in respect of any relevant Loan and its Related Security in the Portfolio, delivery of notice to the Borrower of the sale, assignment and transfer of such Loan and its Related Security to the Guarantor and a direction to make all future repayments of the Loan to the Stand-By Account Bank for the account of the Guarantor by the Seller or the applicable Originator, or, as necessary, by the Guarantor (or the Servicer on behalf of the Guarantor) on behalf of the Seller or the applicable Originator (under applicable powers of attorney granted to the Guarantor) to the Guarantor of such Loan and its Related Security and registration of the transfer of legal title to the Mortgages in the appropriate land registry office, land titles office or similar office of public registration for the location where the relevant real property is located and “Perfect” and “Perfection” shall have corresponding meanings;

Performing Eligible Loans has the meaning given in Schedule 2 (Asset Coverage Test) to the Guarantor Agreement;

Permanent Global Covered Bond means a global covered bond substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) or Lead Manager (in the case of syndicated issues), together with the copy of the applicable Final Terms Document annexed thereto, comprising some or all of the Covered Bonds of the same Series, issued by the Issuer pursuant to the Program Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Program, the Agency Agreement and the trust presents in exchange for the whole or part of any Temporary Global Covered Bond issued in respect of such Covered Bonds;

Permitted Security Interests means (i) any Security Interest for taxes, assessments or governmental charges or levies which relate to obligations not yet due and delinquent, (ii) easements, servitudes, encroachments and other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use or marketability of any real property, and (iii) undetermined or inchoate Security Interests arising or potentially arising under statutory provisions which have not at the relevant time been filed or registered in accordance with applicable laws or of which written notice has not been given in accordance with applicable laws;

Person means a reference to any person, individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental entity or other entity of similar nature (whether or not having separate legal personality);

Pledged Securities has the meaning given to it in Section 2.01(e) of the Security Agreement;

Portfolio means the Loans and Related Security, Substitution Assets owned by the Guarantor and any cash balances credited to the Guarantor Accounts;

Post-Enforcement Priority of Payments has the meaning given to it in Section 4.07 of the Security Agreement;

Potential Issuer Event of Default has the meaning given to it in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Terms and Conditions;

Potential Guarantor Event of Default has the meaning given to it in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Terms and Conditions;

Powers of Attorney has the meaning given to it in Section 3.1(a)(i) of the Mortgage Sale Agreement;

PPSA has the meaning given to it in Section 1.04 of the Security Agreement;

Pre-Acceleration Principal Priority of Payments has the meaning given in Section 6.1 of the Guarantor Agreement;

Pre-Acceleration Revenue Priority of Payments has the meaning given in Section 6.1 of the Guarantor Agreement;

Preceding Business Day Convention has the meaning given to it in Condition 4.7(b)(iv) (Interest—Business Day, Business Day Convention, Day Count Fractions and other adjustments) of the Terms and Conditions;

Pre-Maturity Liquidity Eligible Assets means each Substitution Asset having: (i) a maturity date occurring before the Final Maturity Date of the relevant Series of Hard Bullet Covered Bonds; and (ii) with respect to which the Rating Agency Condition has been satisfied;

Pre-Maturity Liquidity Ledger means the ledger on the GDA Account established to record the credits and debits of moneys available to repay any Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof if the Pre-Maturity Test has been breached;

Pre-Maturity Liquidity Required Amount means nil, unless the Pre-Maturity Test has been breached in respect of one or more Series of Hard Bullet Covered Bonds, in which case an amount equal to the aggregate for each affected Series (without double counting) of (i) the Required Redemption Amount for such affected Series, (ii) the Required Redemption Amount for all other Series of Hard Bullet Covered Bonds which will mature within 12 months of the date of the calculation, and (iii) the amount required to satisfy paragraphs (a) through (f) of the Guarantee Priority of Payments on the Final Maturity of the affected Series of Hard Bullet Covered Bonds and on the Final Maturity Date of all other Series of Hard Bullet Covered Bonds which will mature within 12 months of the date of the calculation;

Pre-Maturity Maximum Required Amount means on any date, the amount by which (a) the amount standing to the credit of the Pre-Maturity Liquidity Ledger including the principal amount of any Substitution Assets standing to the credit of the Pre-Maturity Liquidity Ledger at such date, is less than (b) the Required Redemption Amount for the relevant Series of Hard Bullet Covered Bonds at such date (together with the Required Redemption Amount of all other Series of Hard Bullet Covered Bonds which mature within 12 months of the date of such calculation);

Pre-Maturity Required Ratings means, with respect to the Issuer’s unsecured, unsubordinated and unguaranteed debt obligations, or issuer default ratings, of the Issuer by the Rating Agencies on any Canadian Business Day, the threshold ratings of (a) in the case of Fitch, F1+, (b) in the case of Moody’s, P-1, and (c) in the case of DBRS, (i) if such Canadian Business Day falls within six months of the Final Maturity Date of any Series of Hard Bullet Covered Bonds, A(high), or (ii) otherwise, A(low);

Pre-Maturity Test has the meaning given to it in Schedule 4 (Pre-Maturity Test) to the Guarantor Agreement;

Pre-Maturity Test Date has the meaning given to it in Schedule 4 (Pre-Maturity Test) to the Guarantor Agreement;

Pre-Maturity Test Interval has the meaning given to it in Schedule 4 (Pre-Maturity Test) to the Guarantor Agreement;

Prescribed Cash Limitation has the meaning given to it in Section 9.8 of the Guarantor Agreement;

Present Value means for any Loan the value of the outstanding loan balance of such Loan, calculated by discounting the expected future cash flow (on a loan level basis) using current market interest rates for mortgage loans with credit risks similar to those of the Loan (using the same discounting methodology as that used as part of the fair value disclosure in the Issuer’s audited financial statements), or using publicly posted mortgage rates;

Pricing Supplement means the pricing supplement, or in the case of U.S. Registered Covered Bonds, the prospectus supplement, issued in relation to each Series or Tranche, as the case may be, of Covered Bonds, as a supplement to the relevant Prospectus under which such Covered Bonds are being issued, which gives details of that Series or Tranche, and applicable Pricing Supplement means the Pricing Supplement applicable to a Series or Tranche of Covered Bonds, and unless the context requires otherwise, any reference to the applicable Pricing Supplement includes reference to the related Final Terms Document or applicable Final Terms Document, respectively;

Principal Amount Outstanding means, in accordance with Condition 4.7(f), in respect of a Covered Bond on any day, the principal amount of that Covered Bond on the relevant Issue Date thereof less principal amounts received by the relevant Covered Bondholder in respect thereof on or prior to that day;

Principal Ledger means the ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement to record the credits and debits of Principal Receipts in accordance with the terms of the Guarantor Agreement;

Principal Paying Agent means, in relation to all or any Series of the Covered Bonds, Bank of New York Mellon or, if applicable, any successor principal paying agent in relation to all or any Series of the Covered Bonds;

Principal Receipts means any payment in respect of principal received in respect of any Loan (including payments pursuant to any applicable insurance policies), whether as all or part of a Monthly Payment in respect of such Loan, on redemption (including partial redemption) of such Loan, on enforcement of such Loan (including the proceeds of sale of the relevant Property) or on the disposal of such Loan or otherwise (without double counting but including principal received or treated as received after completion of the enforcement procedures);

Priorities of Payments means the orders of priority for the allocation and distribution of amounts standing to the credit of the Guarantor in different circumstances being the Pre-Acceleration Revenue Priority of Payments, the Pre-Acceleration Principal Priority of Payments and the Guarantee Priority of Payments (see Article 6 of the Guarantor Agreement) and the Post-Enforcement Priority of Payments (see Section 4.07 of the Security Agreement) and Priority of Payment means any one of the foregoing;

Product Switch means, in respect of a Loan, a variation in the financial terms and conditions applicable to such Loan other than: (i) any variation agreed with the related Borrower to control or manage arrears on such Loan; (ii) any variation of such Loan imposed by statute; (iii) any change in the repayment method of such Loan; or (iv) any change in the Borrower under such Loan or the addition of a new Borrower under such Loan;

Program means the US$10,000,000,000 global registered covered bond program established by the Issuer on the Program Date;

Program Agreement means the Dealership Agreement and the Underwriting Agreement, and such other agreement or agreements, as the case may be, to the extent then in force, under which the Covered Bonds may from time to time be agreed to be sold by the Issuer to, and purchased by, the Dealers;

Program Date means September 30, 2013;

Program Limit has the meaning given to it in the Trust Deed;

Program Resolution has the meaning given to it in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution)

Program Website has the meaning given to it in Section 9.4(a) of the Cash Management Agreement;

Prohibited Insurer means CMHC, Canada Guaranty Mortgage Insurance Company, Genworth Financial Mortgage Insurance Company of Canada, PMI Mortgage Insurance Company Canada, any other private mortgage insurer recognized by CMHC for purposes of the Covered Bond Legislative Framework or otherwise identified in the Protection of Residential Mortgage or Hypothecary Insurance Act (Canada), or any successor to any of them;

Property means freehold or leasehold residential property located in Canada (or owned residential immovable property situated in the Province of Québec) that is subject to a Mortgage;

Prospectus means the Prospectus prepared in connection with the Program and constituting (in the case of Covered Bonds to be listed on a Stock Exchange), to the extent specified in it, the Listing Particulars as revised, supplemented or amended from time to time by the Issuer and the Guarantor including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Covered Bonds only, the applicable Final Terms Document or Pricing Supplement, as the case may be, shall be deemed to be included in the Prospectus;

Prospectus Directive means Directive 2003/71/EC;

Prospectus Rules means:

(a)

in the case of Covered Bonds which are, or are to be, admitted to the Official List and admitted to trading on the London Stock Exchange’s Gilt-Edged and Fixed Interest Market, the prospectus rules made under Section 84 of the FSMA; and

(b)

in the case of Covered Bonds which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the prospectus rules and regulations for the time being in force for that Stock Exchange;

PSM mean the London Stock Exchange’s Professional Securities Market;

Purchase Date means each of the First Purchase Date and each other date on which a New Portfolio is assigned to the Guarantor in accordance with the terms of the Mortgage Sale Agreement;

Purchase Price means the purchase price to be paid by the Guarantor to the Seller in consideration of sale of the Initial Portfolio and/or the relevant New Portfolio to the Guarantor, which purchase price shall be equal to the Fair Market Value of the Loans and the Related Security included therein;

Purchaser means any third party or the Seller to whom the Guarantor offers to sell Loans and their Related Security’

QIB means a “qualified institutional buyer” within the meaning of Rule 144A;

Québec Purchased Assets has the meaning given in a Québec Seller Assignment;

Québec Security means, collectively, (a) the deed of hypothec to secure payment of titles of indebtedness entered into on the Program Date between the Guarantor and the Bond Trustee, as fondé de pouvoir, (b) the movable hypothec entered into on the Program Date between the Guarantor and the Bond Trustee, and (c) the collateral bond No. 01 in the amount of $10,000,000,000 issued as of the Program Date by the Guarantor in favour of the Bond Trustee and certified by the Bond Trustee, as fondé de pouvoir on the Program Date

Québec Seller Assignment means an assignment in or substantially in the form of Schedule 7 (Form of Québec Seller Assignment) to the Mortgage Sale Agreement;

Randomly Selected Loans means Loans and, if applicable, their Related Security, in the Portfolio, selected in accordance with the terms of the Guarantor Agreement on a basis that (i) would not, or would not reasonably be expected to, adversely affect the interests of the Covered Bondholders, and (ii) is not designed to favour the selection of any identifiable class or type or quality of Loans and their Related Security over all the Loans and their Related Security in the Portfolio, except with respect to identifying such Loans and their Related Security as having been acquired by the Guarantor from a particular Seller, if applicable;

Rate of Interest has the meaning given to it in the applicable Final Terms Document as further elaborated by Condition 4 (Interest) of the Terms and Conditions;

Rating Agencies means Fitch, Moody’s and DBRS each, a “Rating Agency”, in each case for so long as it is rating Covered Bonds, and any other internationally recognised rating agency that may rate the Covered Bonds from time to time;

Rating Agency Condition means, with respect to any event or matter, (i) an indication in writing by each of the applicable Rating Agencies (other than Fitch) that the then current ratings of the Existing Covered Bonds will not be downgraded or withdrawn as a result of the relevant event or matter, and (ii) no less than 5 Canadian Business Days’ prior written notice of such event matter having been given to Fitch (for so long as Fitch is a Rating Agency);

Ratings Trigger means the Account Bank Required Ratings, the Cash Management Deposit Ratings, the Cash Manager Required Ratings, the Paying Agent Required Ratings, the Pre-Maturity Required Ratings, the Reserve Fund Required Amount Ratings, the Servicer Replacement Threshold Ratings, the Servicer Deposit Threshold Ratings, the Stand-By Account Bank Required Ratings and the Swap Agreement Ratings;

Reasonable, Prudent Mortgage Lender means a lender acting in a reasonable prudent manner within the policy applied by the Seller and/or any Originator and/or the Servicer, as applicable, from time to time to the originating, underwriting and servicing of mortgage loans beneficially owned by the Seller outside the Mortgage Pool with no less care than that lender would service mortgages beneficially owned by it;

Recalculation Procedures has the meaning given in Section 2.8 the Cover Pool Monitor Agreement;

Receipt means payment receipts attached on issue to Bearer Definitive Covered Bonds redeemable in instalments for the payment of an instalment of principal, such receipts being in the form or substantially in the form set out in Part IV of Schedule 2 to the Trust Deed or in such other form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 10 (Replacement of Covered Bonds);

Receiptholders means the holders of the Receipts;

Receiver means any person or persons appointed (and any additional person or persons appointed or substituted) as an administrative receiver, receiver, manager, liquidator or receiver and manager of the Charged Property by the Bond Trustee pursuant to Article 4 of the Security Agreement;

Recipient has the meaning given in Section 2.1(b) of the Cover Pool Monitor Agreement;

Record Date has the meaning given to it in Condition 5.4 (Payments—Payments in respect of Registered Covered Bonds) of the Terms and Conditions;

Records means, with respect to each Loan, all documents and information (other than the Customer File) including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, maintained by the Seller or the Servicer with respect to such Loan, the Related Security and the related Borrower;

Redeemed Covered Bonds has the meaning given to it in Condition 6.3 (Redemption and Purchase—Redemption at the option of the Issuer (Issuer Call)) of the Terms and Conditions;

Redemption Fee means the standard redemption fee charged to the Borrower by a Seller where the Borrower makes a repayment of the full outstanding principal of a Loan;

Reference Banks means, in the case of a determination of CDOR, the principal Toronto office of four major banks in the London inter-bank market selected by the Cash Manager;

Reference Rate, in respect of Floating Rate Covered Bonds to which Screen Rate Determination applies, has the meaning given to it in the applicable Final Terms Document;

Register means the register of holders of the Registered Covered Bonds maintained by the Registrar;

Registered Covered Bond means a Covered Bond in registered form;

Registered Definitive Covered Bond means a Registered Covered Bond in definitive form issued or, as the context may require, to be issued by the Issuer in accordance with the provisions of the Program Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and the Trust Deed either on issue or in exchange for a Registered Global Covered Bond or part thereof (all as indicated in the applicable Final Terms Document), such Registered Covered Bond in definitive form being substantially in the form set out in Part 7C of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) and having the Terms and Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Terms and Conditions by reference (where applicable to the Trust Deed) as indicated in the applicable Final Terms Document and having the relevant information supplementing, replacing or modifying the Terms and Conditions appearing in the applicable Final Terms Document endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon;

Registered Global Covered Bonds means Global Covered Bonds in registered form, comprising Rule 144A Global Covered Bonds and Regulation S Global Covered Bonds, substantially in the form set out in Part 8 of Schedule 2 to the Trust Deed;

Registered Title Event means the occurrence of the earliest of any of the following:

(a)	a Servicer Event of Default that has not been remedied within 30 days or such shorter period permitted by the Servicing Agreement;

(b)	an Issuer Event of Default (other than an actual or impending Insolvency Event with respect to the Issuer) that has not been remedied within 30 days or such shorter period permitted by Condition 7.01;

(c)	an Insolvency Event (without regard to the parenthetical language in clause (a) of the definition of Insolvency Event) with respect to the Seller;

(d)

the acceptance by an applicable purchaser of any offer by the Guarantor to sell Loans and their Related Security (only in respect of the Loans being sold and their Related Security) to any such purchaser other than the Seller or the relevant Originator, unless otherwise agreed by such purchaser and the Guarantor, with the consent of the Bond Trustee, which consent will not be unreasonably withheld;

(e)	a Seller, the Originators and/or the Guarantor being required to Perfect legal title to the Mortgages by:

(i)	law;

(ii)	by an order of a court of competent jurisdiction; or

(iii)	by any regulatory authority which has jurisdiction over the Seller, the Originator or the Guarantor to effect such perfection; and

(f)

the date on which one or more Rating Agencies downgrades the unsecured, unsubordinated and unguaranteed debt obligation ratings, or issuer default ratings, of the Seller below any of the following threshold ratings: (i) A3 (in respect of Moody’s), (ii) BBB- (in respect of Fitch), and (iii) BBB(low) and R-1(middle) (in respect of DBRS).

Registrable Transfer means each transfer, assignment or conveyance in appropriate form that is required to assign the relevant Loan and its Related Security to the relevant purchaser or as the relevant purchaser directs, containing all necessary information (including mortgage registration number and a legal description of the Property subject to the Mortgage that complies with local law) and executed as necessary (including witnessed and under seal, if necessary) and accompanied by all required affidavits and certificates, for registration in the land registry or land titles office for the location where the real property subject thereto is situate or filing under the PPSA, as the case may be;

Registrar means Bank of New York Mellon in its capacity as registrar (and any successor registrar);

Regulation S means Regulation S under the Securities Act;

Regulation S Definitive Covered Bond means a definitive covered bond in registered form representing Covered Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S;

Regulation S Covered Bond means a Covered Bond represented by a Regulation S Global Covered Bond and/or a Definitive Regulation S Covered Bond, as the context may require;

Regulation S Definitive Covered Bond has the meaning given in Condition 2.7 (Definitions) of the Terms and Conditions

Regulation S Global Covered Bond means a Registered Global Covered Bond representing Covered Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S and substantially in the form set out in Part 8 of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) or Lead Manager (in the case of syndicated issues);

Related Retained Loans means, in relation to any Loan owned by the Guarantor, all Retained Loans that are secured by, or advanced upon the security of, the same Mortgage and other Related Security as such Loan;

Related Security means, in relation to a Loan:

(a)

all of the Seller’s right, title and interest in the related Customer File, including the Mortgage and the security interest or hypothec granted to the Seller (or, as applicable, the relevant Originator) by the related Borrower in the related mortgaged property as security for or pursuant to such Loan and all proceeds thereof;

(b)

all other security interests, hypothecs or liens and property subject thereto from time to time purporting to secure payment of such Loan, whether pursuant to the Related Security or otherwise, together with all personal property financing statements or other filings relating thereto;

(c)

all guaranties, indemnities, insurance (other than blanket insurance coverage maintained by the Seller) and other agreements (including the Mortgage) or arrangements of whatever character from time to time supporting or securing payment of such Loan which are or should be included in the Customer Files whether pursuant to the Related Security or otherwise and all proceeds thereof; and

(d)	all Records related to such Loan;

Release of Security means a release of security in the form of Annex M to the Guide;

Relevant Date has the meaning given to it in Condition 7 (Taxation) of the Terms and Conditions;

Relevant Implementation Date has the meaning given to it in Appendix 2 of the Program Agreement;

Relevant Member State has the meaning given to it in Appendix 2 of the Program Agreement;

Relevant Party means each Dealer, their respective affiliates and each person who controls such Dealer (within has the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

Relevant Screen Page, in respect of Floating Rate Covered Bonds to which Screen Rate Determination applies, has the meaning given to it in the applicable Final Terms Document;

repay, redeem and pay shall each include both of the others and cognate expressions shall be construed accordingly;

Replacement Issuer means any entity that assumes the obligations of the Issuer under the Covered Bonds;

Representations and Warranties means, collectively, the Loan Representations and Warranties and the Corporate Representations and Warranties;

Representation Date means any date on which the Issuer and the Guarantor gives representations and warranties to and for the benefit of each Dealer under the Program Agreement, which dates shall include the date of the Program Agreement, any Agreement Date for the issue of Covered Bonds in relation to a particular issue, the Time of Sale in relation to a particular issue and any time that the Prospectus shall be amended or supplemented;

Repurchase Amount means, with respect to a Loan at any time, the sum of the Outstanding Principal Balance of such Loan and all Arrears of Interest and Accrued Interest thereon;

Request means a written request from the Guarantor to the Issuer for an Advance to be made in the form of Schedule 1 to the Intercompany Loan Agreement;

Required True Loan Balance Amount has the meaning given to it in Schedule 9 to the Guarantor Agreement;

Required Redemption Amount has the meaning given to it in Schedule 9 to the Guarantor Agreement;

Requisite Ratings means (at any time) the rating then ascribed by each Rating Agency to the long-term, unsecured, unguaranteed and unsubordinated debt obligations of the Issuer;

Reservations has the meaning given to it in the Program Agreement;

Reserve Fund means the reserve fund that the Guarantor will be required to establish in the GDA Account which may be credited with the proceeds of Available Revenue Receipts and Available Principal Receipts up to an amount equal to the Reserve Fund Required Amount;

Reserve Fund Required Amount means nil, unless the ratings of the Issuer’s short-term, unsecured, unsubordinated and unguaranteed debt obligations (or issuer default rating, as applicable)

by any one of the Rating Agencies fall below the Reserve Fund Required Amount Ratings and then an amount equal to the Canadian Dollar Equivalent of three month’s interest due on each Series of Covered Bonds together with an amount equal to three-twelfths of the anticipated aggregate annual amount payable in respect of the items specified in paragraphs (a) to (c) and, if applicable, (d) of the Pre-Acceleration Revenue Priorities of Payments;

Reserve Fund Required Amount Ratings means the threshold ratings of (i) P-1 (in respect of Moody’s), (ii) R-1 (middle) and A(low) (in respect of DBRS; for greater certainty, the ratings from DBRS are only required to be at or above one of such ratings), and (iii) F1 or A (in respect of Fitch; provided that both such ratings from Fitch are required), as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default rating) of the Issuer by the Rating Agencies;

Reserve Ledger means the ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement, to record the crediting of Revenue Receipts to the Reserve Fund and the debiting of such Reserve Fund in accordance with the terms of the Guarantor Agreement;

Reset Date has the meaning given to it in the ISDA Definitions;

Restricted Asset has the meaning given to it in Section 2.07 of the Security Agreement;

Retained Loan means a loan, indebtedness or liability that is secured by, or advanced upon the security of, a Mortgage and other Related Security securing a Loan transferred or contributed to the Guarantor which is not also being transferred or contributed to the Guarantor;

Retention Account has the meaning given to it in Section 4.10 of the Security Agreement;

Revenue Ledger means the ledger on the GDA Account of such name maintained by the Cash Manager pursuant to the Cash Management Agreement, to record credits and debits of Revenue Receipts in accordance with the terms of the Guarantor Agreement;

Revenue Receipts means any payment received in respect of any Loan, including payments pursuant to any related insurance policies and any payment received in respect of interest amounts on a Loan (otherwise than in respect of a Loan that has been repurchased by the Seller), whether as all or part of a Monthly Payment in respect of such Loan, on redemption (including partial redemption) of such Loan, on enforcement of such Loan (including the proceeds of sale of the relevant Property) or on the disposal of such Loan or otherwise, which in any such case is not a Principal Receipt in respect of such Loan;

Rule 144A Definitive Covered Bond has the meaning given in Condition 2.7 (Definitions) of the Terms and Conditions;

Rule 144A means Rule 144A under the Securities Act;

Rule 144A Covered Bond has the meaning given in Condition 2.7 (Definitions) of the Terms and Conditions;

Rule 144A Global Covered Bond has the meaning given in Condition 2.7 (Definitions) of the Terms and Conditions;

Rules means the rules, regulations and procedures creating and affecting DTC and its operations;

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or its successors;

Sale Proceeds means the cash proceeds realized from the sale of Selected Loans and their Related Security;

Sample has the meaning given in Section 2.2 of the Cover Pool Monitor Agreement;

Sarbanes-Oxley Act means the U.S. Sarbanes-Oxley Act of 2002;

Scheduled Interest means, in relation to a Series of Covered Bonds, an amount equal to the amount in respect of interest which is or would have been due and payable under such Covered Bonds on each Interest Payment Date as specified in Condition 4 (Interest) of the Terms and Conditions (but excluding any additional amounts relating to premiums, default interest or interest upon interest (Excluded Scheduled Interest Amounts) payable by the Issuer following service of an Issuer Acceleration Notice but including such amounts (whenever the same arose) following service of a Guarantor Acceleration Notice), as if such Covered Bonds had not become due and payable prior to their Final Maturity Date and (if the applicable Final Terms Document specified that an Extended Due for Payment Date is applicable to the relevant Covered Bonds) as if the maturity date of the Covered Bonds had been the Extended Due for Payment Date (but taking into account any principal repaid in respect of such Covered Bonds or any Guaranteed Amounts paid in respect of such principal prior to the Extended Due for Payment Date) or, where applicable, after the Final Maturity Date, such other amount of interest as may be specified in the applicable Final Terms Document less any additional amounts the Issuer would be obliged to pay as a result of any gross-up in respect of any withholding or deduction made under the circumstances set out in Condition 7 (Taxation) of the Terms and Conditions;

Scheduled Payment Date means, in relation to payments under the Covered Bond Guarantee in respect of a Series of Covered Bonds, each Interest Payment Date or the Final Maturity Date as if such Covered Bonds had not become due and payable prior to their Final Maturity Date;

Scheduled Principal means, in relation to a Series of Covered Bonds, an amount equal to the amount in respect of principal which is or would have been due and repayable under such Covered Bonds on each Interest Payment Date or the Final Maturity Date (as the case may be) as specified in Condition 6.1 (Redemption and Purchase—Final Redemption) and Condition 6.7 (Redemption and Purchase—Instalments) of the Terms and Conditions (but excluding any additional amounts relating to prepayments, early redemption, broken funding indemnities, penalties, premiums or default interest (Excluded Scheduled Principal Amounts) payable by the Issuer following service of an Issuer Acceleration Notice but including such amounts (whenever the same arose) following service of a Guarantor Acceleration Notice) as if such Covered Bonds had not become due and payable prior to their Final Maturity Date and (if the applicable Final Terms Document specified that an Extended Due for Payment Date is applicable to such relevant Covered Bonds) as if the maturity date of such Covered Bonds had been the Extended Due for Payment Date;

Screen Rate means, for any date, the arithmetic mean of the offered quotations for Canadian Dollar deposits of the relevant term in the London inter-bank market displayed on Reuters Page LIBOR 01 as of 11:00 a.m. London time on that date; in each case, displayed on the above mentioned Reuters page (or such replacement page on that service which displays the information) or, if that service ceases to display the information, the Cash Manager (after consultation with the Issuer and the Bond Trustee) may specify another page or service displaying the appropriate rate;

Screen Rate Determination means, if specified as applicable in the applicable Final Terms Document, the manner in which the Rate of Interest on Floating Rate Covered Bonds is to be determined in accordance with Condition 4.2(b)(ii) of the Terms and Conditions;

SEC means the U.S. Securities and Exchange Commission;

Secured Creditors means the Bond Trustee (in its own capacity and on behalf of the other Secured Creditors), the Covered Bondholders, the Receiptholders, the Couponholders, the Issuer, the Seller, the Servicer, the Account Bank, the GDA Provider, the Stand-By Account Bank, the Stand-By GDA Provider, the Cash Manager, the Swap Providers, the Corporate Services Provider, the Agents and any other person which becomes a Secured Creditor pursuant to the Security Agreement, except, pursuant to the terms of the Guarantor Agreement, to the extent and for so long as such person is a Limited Partner;

Securities Act means the United States Securities Act of 1933, as amended;

Securities and Exchange Law means the Securities and Exchange Law of Japan;

Security means the security granted by the Guarantor to the Bond Trustee under and pursuant to the terms of the Security Agreement;

Security Agreement means the general security agreement entered into on the Program Date between the Guarantor, the Bond Trustee and certain other Secured Creditors;

Security Documents means any documents entered into pursuant to the Security Agreement;

Security Interest means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), privilege, easement, servitude and any other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

Security Sharing Agreement has the meaning given in the CMHC Guide;

Selected Loan Offer Notice means a notice from the Guarantor served on the Seller offering to sell Selected Loans and their Related Security for an offer price equal to the greater of the then Outstanding Principal Balance of the Selected Loans and the Adjusted Required Redemption Amount;

Selected Loan Repurchase Notice means a notice from the Seller served on the Guarantor accepting an offer set out in a Selected Loan Offer Notice;

Selected Loans means Loans and their Related Security to be sold by the Guarantor pursuant to the terms of the Guarantor Agreement and the Mortgage Sale Agreement, in accordance with Schedule 9 of the Guarantor Agreement;

Selected Investor Report has the meaning given in Section 2.2(a) of the Cover Pool Monitor Agreement;

Selection Date has the meaning given to it in Condition 6.3 (Redemption and Purchase—Redemption at the option of the Issuer (Issuer Call)) of the Terms and Conditions;

Seller means BMO in its capacity as Seller under the Mortgage Sale Agreement, and Sellers means, together, the Seller and any New Sellers;

Seller Accession Letter means the Seller Accession Letter substantially in the form set out in Part 1 of Appendix 4 of the Program Agreement;

Seller Arranged Policy means any property insurance policy arranged by the Seller for the purposes of the Borrower insuring the Property for an amount equal to the full rebuilding cost of the Property;

Seller Confirmation Letter means the Seller Confirmation Letter substantially in the form set out in Part 2 of Appendix 4 of the Program Agreement;

Seller Power of Attorney means a power of attorney to be provided by the Seller, or if applicable, the applicable Originator, substantially in the form set out in Schedule 2 to the Mortgage Sale Agreement;

Seller’s Account means such account as the Seller may specify to the Guarantor from time to time;

Series means a Tranche of Covered Bonds together with any further Tranche or Tranches of Covered Bonds which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Covered Bonds of the relevant Series, holders of Covered Bonds of the relevant Series and related expressions shall be construed accordingly;

Series Reserved Matter means, in relation to Covered Bonds of a Series:

(a)

reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the Covered Bonds other than in accordance with the terms thereof;

(b)	alteration of the currency in which payments under the Covered Bonds, Receipts and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)

any amendment to the Covered Bond Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the Covered Bondholders of any Series or an amendment which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or to correct a manifest error or an error which is, in the sole opinion of the Bond Trustee, proven or is to comply with mandatory provisions of law);

(e)

the sanctioning of any such scheme or proposal for the exchange or sale of the Covered Bonds or the conversion of the Covered Bonds into, or the cancellation of the Covered Bonds in consideration of, shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Covered Bondholders to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the persons with or to whom the Covered Bonds are to be exchanged or sold respectively; and

(f)	alteration of the proviso to paragraph 5 or paragraph 6 of Schedule 4 to the Trust Deed;

Series 1 Covered Bonds means the first Series of Covered Bonds issued initially on the First Issue Date;

Servicer means BMO in its capacity as servicer under the Servicing Agreement together with any successor servicer appointed from time to time;

Servicer Deposit Threshold Ratings means the threshold ratings of P-1 (in respect of Moody’s), F1 or A (in respect of Fitch) or AA(low) or R-1 (middle) (in respect of DBRS) as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Servicer by the Rating Agencies;

Servicer Event of Default has the meaning given to it in Section 11.1 of the Servicing Agreement;

Servicer Replacement Threshold Ratings means the threshold ratings of (i) Baa2 (in respect of Moody’s), (ii) F2 (in respect of Fitch), and (iii) either A(low) or R-1 (middle) (in respect DBRS) as applicable, of the unsecured, unsubordinated and unguaranteed debt obligations (or, in the case of Fitch, the issuer default rating) of the Servicer by the Rating Agencies;

Servicer Termination Event has the meaning given to it in Section 11.1 of the Servicing Agreement;

Services means the services to be provided by the Servicer pursuant to that Servicing Agreement;

Servicing Agreement means the servicing agreement entered into on the Program Date between the Guarantor, the Seller, the Servicer and the Bond Trustee;

Servicing Records means, with respect to any Loan, an accounting or transcript that identifies the Seller’s loan number in respect of such Loan and, in chronological order:

(a)	the installment due dates for such Loan;

(b)	the amount and date of each collection, disbursement, advance, adjustment or other transaction affecting the amounts due from or to the related Borrower; and

(c)	the latest outstanding balances of principal, deposits, advances and unapplied payments of the Loan;

Shortfall has the meaning given to it in Section 8.1(a) of the Trust Deed;

Source Materials has the meaning given in Section 2.2(b) of the Cover Pool Monitor Agreement;

Specified Currency means, subject to any applicable legal or regulatory restrictions, euro, Sterling, U.S. Dollars, Canadian Dollars and such other currency or currencies as may be agreed from time to time by the Issuer, the relevant Dealer(s), the Principal Paying Agent and the Bond Trustee and specified in the applicable Final Terms Document;

Specified Denomination means, in respect of a Series of Covered Bonds, the denomination or denominations of such Covered Bonds specified in the applicable Final Terms Document;

Specified Interest Payment Date, in respect of Floating Rate Covered Bonds or Variable Interest Covered Bonds, has the meaning (if any) given to it in the applicable Final Terms Document;

Specified Period, in respect of Floating Rate Covered Bonds or Variable Interest Covered Bonds, has the meaning (if any) given to it in the applicable Final Terms Document;

Specified Procedures has the meaning given in Section 2.1(b) of the Cover Pool Monitor Agreement;

Specified Time means 11.00 am (London time, in the case of determination of LIBOR, Brussels time, in the case of a determination of EURIBOR or Toronto Time, in the case of a determination of Canadian Dollar LIBOR);

Spread Determination Date means the date that is 15 Business Days prior to each Cash Flow Model Calculation Date;

Stabilized Rate means the rate to which any Loan reverts after the expiration of any period during which any alternative method(s) of calculating the interest rate specified in the Offer Conditions are used;

Standard Documentation means the standard documentation used by the Seller and any applicable Originator with respect to Loans, and any update or replacement therefor as the Seller and/or an Originator may from time to time introduce acting in accordance with the standards of a Reasonable, Prudent Mortgage Lender;

Stand-By Account Bank means Royal Bank of Canada, in its capacity as Stand-By account bank, or such other person for the time being acting as Stand-By account bank in accordance with the Stand-By Bank Account Agreement;

Stand-By Account Bank Notice means a written notice to the Stand-By Account Bank served in accordance with the provisions of the Stand-By Bank Account Agreement and stating that the appointment of the Stand-By Account Bank under the Stand-By Bank Account Agreement is to become operative;

Standby Account Bank Required Ratings means the threshold ratings of (i) P-1 with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by Moody’s, (ii) F1 with respect to the short-term issuer default rating of the Standby Account Bank by Fitch, (iii) A with respect to long-term issuer default rating of the Standby Account Bank by Fitch; and (iv) either (A) R-1 (middle) with respect to the short-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by DBRS, or (B) AA (low) with respect to the long-term unsecured, unsubordinated and unguaranteed debt obligations of the Standby Account Bank by DBRS;

Stand-By Account Bank Required Ratings Downgrade has the meaning given to it in Section 4.1(g) of the Cash Management Agreement;

Stand-By Account Mandates means the Stand-By GDA Account Mandate and the Stand-By Transaction Account Mandate;

Stand-By Accounts means the Stand-By GDA Account and the Stand-By Transaction Account;

Stand-By Bank Account Agreement means the Stand-By bank account agreement entered into on the Program Date between the Guarantor, the Stand-By Account Bank, the Cash Manager and the Bond Trustee;

Stand-By GDA Account means the account in the name of the Guarantor opened and maintained with the Stand-By Account Bank in accordance with and subject to the terms of the Stand-By Guaranteed Deposit Account Contract, the Stand-By Bank Account Agreement, the Security Agreement and the Guarantor Agreement or such additional or replacement account as may be for the time being in place with the prior consent of the Bond Trustee and designated as such;

Stand-By GDA Balance means, on any day, the amount standing to the credit of the Stand-By GDA Account as at the opening of business on such day;

Stand-By GDA Provider means Royal Bank of Canada, in its capacity as Stand-By GDA provider, or such other person for the time being acting as provider of a Stand-By GDA Account for the Guarantor in accordance with the Stand-By Guaranteed Deposit Account Contract;

Stand-By GDA Rate means the variable rate of interest accruing on the balance standing to the credit of the Stand-By GDA Account equal to the rate of CDOR less 0.10 per cent. per annum;

Stand-By Guaranteed Deposit Account Contract means the Stand-By guaranteed deposit account contract entered into on the Program Date between the Stand-By GDA Provider, the Guarantor, the Cash Manager and the Bond Trustee;

Stand-By Transaction Account means the account in the name of the Guarantor to be opened and maintained with the Stand-By Account Bank in accordance with and subject to the terms of the Stand-By Bank Account Agreement and the Security Agreement or such other account as may for the time being be in place with the prior consent of the Bond Trustee and designated as such;

Stand-by Transaction Account Mandate means the bank account mandate between the Guarantor and the Stand-by Account Bank relating to the operation of the Stand-by Transaction Account;

Stand-By Transaction Account Provider means Royal Bank of Canada, in its capacity as Stand-By transaction account provider, or such other person for the time being acting as a provider of a Stand-By Transaction Account for the Guarantor in accordance with the Stand-By Bank Account Agreement;

Sterling LIBOR means LIBOR for Sterling deposits having the relevant maturity;

Stock Exchange means the London Stock Exchange or any other or further stock exchange(s) on which any Covered Bonds may from time to time be listed or admitted to trading and references to the relevant Stock Exchange shall, in relation to any Covered Bonds, be references to the Stock Exchange on which such Covered Bonds are, from time to time, or are intended to be, listed or admitted to trading;

Subsidiary has the meaning given to it in the Bank Act;

Substitute Cash Manager has the meaning given to it in Section 9.1(b)(ii) of the Cash Management Agreement;

Substitution Asset Details means the following information, in electronic format, with respect to the related Substitution Asset:

(a)	asset type;

(b)	coupon;

(c)	interest payment dates;

(d)	maturity date;

(e)	principal amount; and

(f)	CUSIP/ISIN, if applicable;

Substitution Assets means the classes and types of assets from time to time eligible under the Covered Bond Legislative Framework and the CMHC Guide to collateralise covered bonds which include the following: (a) securities issued by the Government of Canada, and (b) repos of Government of Canada securities having terms acceptable to CMHC; provided that the total exposure to Substitution Assets shall not exceed 10% of the aggregate value of (x) the aggregate loan balance of the Loans in the Portfolio; (y) the face value of any Substitution Assets; and (z) cash balances held by the Guarantor (subject to the Prescribed Cash Limitation);

in each case, provided that:

(a)	such exposures will have certain minimum long-term and short-term ratings from the Rating Agencies, as specified by such Rating Agencies from time to time;

(b)

the maximum aggregate total exposures in general to classes of assets with certain ratings by the Ratings Agencies will, if specified by the Rating Agencies, be limited to the maximum percentages specified by such Rating Agencies; and

(c)	in respect of investments of Available Revenue Receipts in such classes and types of assets, the Interest Rate Swap Provider has given its consent to investments in such classes and types of assets;

sub-unit means, in accordance with Condition 4.7(i), with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, euro 0.01;

Successor means, in relation to an Agent and the Calculation Agent, any successor to any one or more of them in relation to the Covered Bonds which shall become such pursuant to the provisions of the trust presents and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, registrar, transfer agent, exchange agent and calculation agent (as the case may be) in relation to the Covered Bonds as may (with the prior approval of, and on terms previously approved by, the Bond Trustee in writing (such approval not to be unreasonably withheld or delayed)) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Principal Paying Agent being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Terms and Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Covered Bondholders;

Swap Agreement Ratings means the “Minimum Ratings” and “Subsequent Ratings” by the Rating Agencies, as applicable, as such terms are defined in the Covered Bond Swap Agreement and the Interest Rate Swap Agreement;

Swap Agreements means the Covered Bond Swap Agreements together with the Interest Rate Swap Agreement and each a Swap Agreement;

Swap Collateral means, at any time, any asset (including, without limitation, cash and/or securities) which is paid or transferred by a Swap Provider to the Guarantor as collateral in respect of the performance by such Swap Provider of its obligations under the relevant Swap Agreement together with any income or distributions received in respect of such asset and any equivalent of such asset into which such asset is transformed;

Swap Collateral Accounts means any account in the name of the Guarantor held with BMO (or any other Account Bank from time to time) into which Swap Collateral in respect of an Interest Rate Swap or a Covered Bond Swap may be deposited in accordance with the terms of any such Swap;

Swap Collateral Available Amounts means, at any time, the amount of Swap Collateral which under the terms of the relevant Swap Agreement may be applied in satisfaction of the relevant Swap Provider’s obligations to the Guarantor following termination of a Swap to the extent that such obligations relate to payments to be made in connection with the Pre-Acceleration Priorities of Payments or the Guarantee Priorities of Payments;

Swap Collateral Excluded Amounts means, at any time, the amount of Swap Collateral which may not be applied at that time in satisfaction of the relevant Swap Provider’s obligations to the Guarantor under the terms of the relevant Swap Agreement, including Swap Collateral which is to be returned to the relevant Swap Provider upon termination of the relevant Swap;

Swap Payments Account means any account in the name of the Guarantor held with BMO (or any other Account Bank from time to time) through which payments under the Interest Rate Swaps or the Covered Bond Swaps will be made;

Swap Provider Default means the occurrence of an Event of Default or Termination Event (each as defined in each of the Swap Agreements) where the relevant Swap Provider is the Defaulting Party or the sole Affected Party (each as defined in the relevant Swap Agreement), as applicable, other than a Swap Provider Downgrade Event;

Swap Provider Downgrade Event means the occurrence of an Additional Termination Event (as defined in the relevant Swap Agreement) following a failure by the Swap Provider to comply with the requirements of the ratings downgrade provisions set out in the relevant Swap Agreement;

Swap Providers means the Covered Bond Swap Providers and the Interest Rate Swap Provider, and each a Swap Provider;

Swaps means the Covered Bond Swaps together with the Interest Rate Swap, and each a Swap;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Covered Bonds (other than Zero Coupon Covered Bonds), such talons being substantially in the form set out in Part 6 of Schedule 2 to the Trust Deed or in such other form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10 (Replacement of Covered Bonds, Receipts, Coupons and Talons) of the Terms and Conditions;

TARGET System means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System;

Taxes or taxes means all present and future taxes, levies, imposts, duties (other than stamp duty), fees, deductions, withholdings or charges of any nature whatsoever and wheresoever imposed, including, without limitation, income tax, corporation tax, GST, VAT or other tax in respect of added value and any franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property or other tax imposed by any national, local or supranational taxing or fiscal authority or agency together with any penalties, fines or interest thereon and Tax and tax, and Taxation and taxation, shall be construed accordingly;

Temporary Global Covered Bond means a temporary global covered bond substantially in the form set out in Part 1 of Schedule 2 to the Trust Deed with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s) or Lead Manager (in the case of syndicated issues), together with the copy of the applicable Final Terms Document annexed thereto, comprising some or all of the Covered Bonds of the same Series, issued by the Issuer pursuant to the Program Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Program, the Agency Agreement and the trust presents;

Terms and Conditions or Conditions means the terms and conditions of the Covered Bonds (as set out in Schedule 1 to the Trust Deed);

Third Party Amounts means each of:

(a)	payments of insurance premiums, if any, due to an insurer in respect of the Seller Arranged Policy to the extent not paid or payable by the Seller;

(b)	amounts under an unpaid direct debit which are repaid by the Seller to the bank making such payment if such bank is unable to recoup that amount itself from its customer’s account; and

(c)

any amount received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to any of that Borrower or the Seller or the Guarantor, which amounts will be paid on receipt by the Guarantor to the Seller from funds on deposit in the GDA Account, with the Seller paying such amounts to the relevant third party;

Time of Sale means the time specified in the relevant Subscription Agreement or as may otherwise be agreed between the parties thereto;

Time of Sale Information means, in the case of the offer and sale of Rule 144A Covered Bonds and subject to satisfaction of the applicable provisions the Program Agreement, any Pricing Supplement together with the appropriate Prospectus thereto;

Total Credit Commitment means an amount equal to Canadian $12,000,000,000;

Trading Value means the value determined with reference to one of the methods set forth in (a) through (f) below which can reasonably be considered the most accurate indicator of institutional market value in the circumstances:

(a)	the last selling price;

(b)	the average of the high and low selling price on the calculation date;

(c)	the average selling price over a given period of days (not exceeding 30) preceding the calculation date;

(d)	the close of day bid price on the calculation date (in the case of an asset);

(e)	the close of day ask price on the calculation date (in the case of a liability);

(f)

such other value as may be indicated by at least two actionable quotes obtained from appropriate market participants instructed to have regard for the nature of the asset or liability, its liquidity and the current interest rate environment plus accrued return where applicable (with currency translations undertaken using or at the average close of day foreign exchange rates posted on the Bank of Canada website for the month in relation to which the calculation is made); provided that, in each case, the methodology selected, the reasons therefor and the determination of value pursuant to such selected methodology shall be duly documented;

Tranche means an issue of Covered Bonds which are identical in all respects (including as to listing and admission to trading);

Transaction Account means the account (to the extent maintained) designated as such in the name of the Guarantor held with the Account Bank and maintained subject to the terms of the Bank Account Agreement and the Security Agreement or such other account as may for the time being be in place with the prior consent of the Bond Trustee and designated as such;

Transaction Documents means:

(a)	the Mortgage Sale Agreement;

(b)	the Servicing Agreement;

(c)	the Cover Pool Monitor Agreement;

(d)	the Intercompany Loan Agreement;

(e)	the Guarantor Agreement;

(f)	the Cash Management Agreement;

(g)	the Interest Rate Swap Agreement;

(h)	each Covered Bond Swap Agreement;

(i)	the Guaranteed Deposit Account Contract;

(j)	the Stand-By Guaranteed Deposit Account Contract;

(k)	the Bank Account Agreement;

(l)	the Stand-By Bank Account Agreement;

(m)	the Security Agreement (and each document entered into pursuant to the Security Agreement);

(n)	the Trust Deed;

(o)	the Agency Agreement;

(p)	the Program Agreement;

(q)	any Security Sharing Agreement entered into by the Guarantor;

(r)	each of the prospectus supplements (as applicable in the case of each issue of listed Covered Bonds subscribed for pursuant to a subscription agreement);

(s)	each Subscription Agreement (as applicable in the case of each issue of listed Covered Bonds subscribed for pursuant to a subscription agreement); and

(t)	the Master Definitions and Construction Agreement;

Transfer means, in reference to any interest in the Partnership, (i) any transfer of such interest, directly or indirectly, by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, (ii) any sale, assignment, gift, donation, redemption, conversion or other disposition of such interest, directly or indirectly, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value, and (iii) the granting, directly or indirectly, of any mortgage, charge, pledge, encumbrance or grant of security interest, and in each case any agreement to effect any of the foregoing; and the words Transferred, Transferring and similar words have corresponding meanings;

Transfer Agent means, in relation to all or any Series of Registered Covered Bonds, Bank of New York Mellon at its office at 101 Barclay Street 7E, New York, NY 10286, in its capacity as transfer agent or, if applicable, any successor transfer agent in relation to all or any Series of the Covered Bonds;

Transfer Certificate means the transfer certificate substantially in the form set out in Schedule 4 to the Agency Agreement;

True Loan Balance has the meaning given in Schedule 3 (Amortization Test) to the Guarantor Agreement;

Trust Corporation means trust company incorporated under the laws of Canada;

Trust Deed means the trust deed entered into on the Program Date between the Issuer, the Guarantor and the Bond Trustee under which Covered Bonds will, on issue, be constituted and which sets out the terms and conditions on which the Bond Trustee has agreed to act as bond trustee and includes any trust deed or other document executed by the Issuer, the Guarantor and the Bond Trustee in accordance with the provisions of the Trust Deed and expressed to be supplemental to the Trust Deed;

trust presents means the Trust Deed and the Schedules and any Trust Deed supplemental to the Trust Deed and the Schedules (if any) thereto and the Covered Bonds, the Receipts, the Coupons, the Talons, the Terms and Conditions and each of the Final Terms Documents, all as from time to time modified in accordance with the provisions therein contained;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

UK Listing Authority means the FSA in its capacity as competent authority under the FSMA;

Unlegended Covered Bond means any Registered Covered Bond which is not a Legended Covered Bond;

United States Dollars or U.S.$ means the lawful currency for the time being of The United States of America;

Unpaid Excess Proceeds Percentage Amount has the meaning given to it in the Trust Deed;

U.S.$ Equivalent means (i) in relation to a Term Advance or a Series of Covered Bonds (including any calculations of the Required Redemption Amount of such Series of Covered Bonds) which is denominated in (a) a currency other than United States Dollars, the U.S.$ Dollar equivalent of such amount ascertained using the relevant Covered Bond Swap relating to such Term Advance or applicable to such Series of Covered Bonds and (b) United States Dollars, the applicable amount in United States Dollars, and (ii) in respect of any other amount in another currency, the amount of United Dollars that could be purchased with such amount at the then prevailing spot rate of exchange;

Underwriting Agreement means an underwriting agreement for the sale of Covered Bonds in the United States pursuant to the U.S. Registration Statement to be entered into on or after the Program Date between the dealers named therein, the Issuer and the Guarantor

U.S. Prospectus means the prospectus included in the U.S. Registration Statement as revised, supplemented or amended from time to time by the Issuer and the Guarantor, including any documents which are from time to time incorporated into the U.S. Prospectus by reference, except that in relation to each Series or Tranche of Covered Bonds only, the applicable Final Terms Document shall be deemed to be included in the U.S. Prospectus;

U.S. Registered Covered Bond means a Covered Bond issued under the U.S. Registration Statement;

U.S. Registered Definitive Covered Bond means a Definitive Covered Bond in registered form issued under the U.S Registration Statement;

U.S. Registered Global Covered Bond means a Registered Global Covered Bond issued under the U.S Registration Statement;

U.S. Registration Statement means a registration statement on Form F-3 in respect of certain issuances of Covered Bonds to be registered with the SEC, as revised, supplemented or amended from time to time;

VAT or Value Added Tax means value added tax imposed by the United Kingdom under the Value Added Tax Act 1994 and legislation (whether delegated or otherwise) replacing the same or supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any official body or agency thereof, and any similar turnover tax replacing or introduced in addition to any of the same;

Valuation Calculation has the meaning given to it in Schedule 10 of the Guarantor Agreement;

Valuation Report means the valuation report or reports for mortgage purposes, in the form of the proforma report contained in the Standard Documentation, obtained by the Seller or, as applicable, any Originator, in respect of each Property obtained by the Seller in accordance with the Credit and Collection Policy or a valuation report in respect of a valuation of a Property made using a methodology which would be acceptable to a Reasonable, Prudent Mortgage Lender and which has been approved by the relevant officers of the Seller or, as applicable, any Originator;

Variable Interest Covered Bonds means Index Linked Interest Covered Bonds, Credit Linked Interest Covered Bonds, Equity Linked Interest Covered Bonds, Dual Currency Interest Covered Bonds and other Covered Bonds (excluding Floating Rate Covered Bonds) where the rate of interest is variable;

Variable Rate Loans means those Loans which are subject to a rate of interest which may at any time be varied in accordance with the relevant Mortgage Conditions (and shall, for greater certainty, exclude Fixed Rate Loans);

VC Asset Value has the meaning given to it in Schedule 10 to the Guarantor Agreement;

Voluntary Overcollateralization has the meaning given to it in Section 7.5 of the Guarantor Agreement;

voting certificate has the meaning given to it in Schedule 4 to the Trust Deed;

WAFF means weighted average foreclosure frequency in respect of the Portfolio determined in accordance with the methodologies determined by the Cash Manager in accordance with the terms of the Cash Management Agreement;

WALS means weighted average loss severity in respect of the Portfolio determined in accordance with the methodologies determined by the Cash Manager in accordance with the terms of the Cash Management Agreement;

Weighted Average Fixed Rate has the meaning given to it in the Interest Rate Swap Agreement; and

Zero Coupon Covered Bonds means Covered Bonds which will be offered and sold at a discount to their nominal amount and which will not bear interest.

2.	INTERPRETATION AND CONSTRUCTION

2.1

Any Covered Bonds issued under the Program on or after the date hereof shall have the benefit of this Master Definitions and Construction Agreement other than any such Covered Bonds issued so as to be consolidated and form a single Series with any Covered Bonds issued prior to the date hereof. Save as disclosed above, this does not affect any Covered Bonds issued under the Program prior to the date of this Master Definitions and Construction Agreement.

2.2

Any reference in this Master Definitions and Construction Agreement, or in any Transaction Document or any document to which this Master Definitions and Construction Agreement is expressed to be incorporated or as to which this Master Definitions and Construction Agreement is expressed to apply (unless expressly stated otherwise in such Transaction Document or other document), to:

the assets of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, intellectual property, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or hereafter acquired and any other assets whatsoever;

an authorization includes an authorization, consent, approval, resolution, licence, exemption, filing or registration;

disposal shall be construed as any sale, lease, transfer, conveyance, assignment, assignation, licence, sub-licence or other disposal and dispose shall be construed accordingly;

a guarantee means any guarantee, bond, indemnity, letter of credit, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of, or otherwise in relation to, indebtedness of such other person;

indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;

a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

set-off shall be construed so as to include any equivalent or analogous rights under the laws of any jurisdiction other than the Province of Ontario;

the winding-up, dissolution or administration of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, bankruptcy, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and

2.3

In this Master Definitions and Construction Agreement and in any of the Transaction Documents in which this Master Definitions and Construction Agreement is expressed to be incorporated or to which this Master Definitions and Construction Agreement is expressed to apply:

(a)	words denoting the singular number only shall include the plural number also and vice versa;

(b)	words denoting one gender only shall include the other genders;

(c)	words denoting persons only shall include firms and corporations and vice versa;

(d)

references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(e)

references to any agreement or other document (including any of the Transaction Documents) shall be deemed also to refer to such agreement or document as amended, varied, supplemented or novated from time to time (unless otherwise specified);

(f)	references to the Security Agreement shall include all documents entered into pursuant thereto;

(g)	clause, paragraph and Schedule headings are for ease of reference only;

(h)

reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted to the extent such amendment or re-enactment is substantially to the same effect as such statute on the date hereof;

(i)	reference to a time of day shall be construed as a reference to Toronto time (unless otherwise specified);

(j)

unless the contrary intention appears, a reference to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Covered Bonds;

(k)

the withdrawal of a rating by a Rating Agency of the ratings of any Person shall constitute a “downgrade” of the ratings of such Person for purposes of determining whether the ratings of such Person have been downgraded below a specified level; and

(l)	references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him.

3.	RATING AGENCY CONDITION

(m)	Notwithstanding anything to the contrary in the Trust Deed or any of the other Transaction Documents, if:

(a)	confirmation of the satisfaction of the Rating Agency Condition is a condition to any action or step under any Transaction Document; or

(b)

a written request for such confirmation is delivered to that Rating Agency by any Requesting Party and either one or more of the Rating Agencies indicates that it does not consider satisfaction of the Rating Agency Condition necessary in the circumstances or no such confirmation or other response is received by one or more of the Rating Agencies within 30 days of the date of receipt of such request by such Rating Agency (each, a Non-Responsive Rating Agency), the Requesting Party shall be entitled to disregard the requirement for satisfaction of the Rating Agency Condition with respect to each Non-Responsive Rating Agency and proceed on the basis of confirmation of the satisfaction of the Rating Agency Condition by each other Rating Agency on the basis that such confirmation by the Non-Responsive Rating Agency is not required in the particular circumstances of the request.

The failure by a Rating Agency to respond to a written request for a confirmation of satisfaction of the Rating Agency Condition shall not be interpreted to mean that such Rating Agency has given any deemed confirmation of satisfaction thereof or other response in respect of such action or step.

(2)

Notwithstanding anything to the contrary in the Trust Deed or any of the other Transaction Documents, if at any time the Issuer determines that any one of DBRS, Moody’s or Fitch shall not be a Rating Agency, then, so long as (i) the Program is in compliance with the terms of the CMHC Guide, and (ii) each outstanding series of Covered Bonds is rated by at least two Rating Agencies, the Ratings Triggers for such rating agency and any obligation in any Transaction Document to provide notice of any event or matter to such rating agency will not be applicable to the Program without any action or formality, including for greater certainty satisfaction of the Rating Agency Condition with respect to any Rating Agency or consent or approval of the Bond Trustee or the holders of the Covered Bonds. Any amendments to this Master Definitions and Construction Agreement to reflect the foregoing shall be deemed not to be a material amendment and may be made without the requirement for satisfaction of the Rating Agency Condition with respect to any Rating Agency or consent or approval of the Bond Trustee or the holders of the Covered Bonds.

4.	AMENDMENTS

Subject to Section 8.3 of the Security Agreement (Modification to Transaction Documents), any amendments to this Master Definitions and Construction Agreement will be made only with the prior written consent of each party to this Master Definitions and Construction Agreement. Each proposed amendment or waiver of this Agreement that is considered by the Guarantor to be a material amendment or waiver shall be subject to satisfaction of the Rating Agency Condition. For certainty, any amendment to (a) a Ratings Trigger provided for in this Agreement that lowers the ratings specified therein, or (b) the consequences of breaching a Ratings Trigger provided for in this Agreement that makes such consequences less onerous, shall be deemed to be a material amendment. The Guarantor (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment or waiver with respect to which satisfaction of the Rating Agency Condition is not required, provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor under this Agreement. Notwithstanding the foregoing, any amendment hereto for purposes of addressing changes to the CMHC Guide shall not require the consent of any party nor shall it require satisfaction of the Rating Agency Condition.

5.	GOVERNING LAW

This Master Definitions and Construction Agreement is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.	LIABILITY OF LIMITED PARTNERS

BMO Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

IN WITNESS WHEREOF the parties hereto have executed on the day and year first before written.

BANK OF MONTREAL, as Seller		BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, BMO COVERED BOND GP, INC.

By:	/s/ Cathy Cranston	By:	/s/ Chris Hughes
	Name: Cathy Cranston		Name: Chris Hughes
	Title: Senior Vice President, Finance & Treasurer		Title: President and Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee

		By:	/s/ Sean Pigott
Name: Sean Pigott
Title: Corporate Trust Officer

		By:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

Master Definitions and Construction Agreement

8429065 CANADA INC.		KPMG LLP

By:	/s/ Stuart Swartz	By:	/s/ Steven Watts
	Name: Stuart Swartz		Name: Steven Watts
	Title: President		Title: Partner, KPMG LLP

BMO COVERED BOND GP, INC.		ROYAL BANK OF CANADA

By:	/s/ Chris Hughes	By:	/s/ James Salem
	Name: Chris Hughes		Name: James Salem
	Title: President and Secretary		Title: Executive Vice-President and Treasurer

THE BANK OF NEW YORK MELLON,
as Principal Paying Agent, an Exchange Agent, a Registrar and Transfer Agent

		By:	/s/ Jaime Nielsen
Name: Jaime Nielsen
Title: Vice President

Master Definitions and Construction Agreement